Exhibit 4.1

THE LILLY EMPLOYEE 401(K) PLAN

(AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2011)

Table of Contents

SECTION I. DEFINITIONS		2

1.01.	Definitions	2

SECTION II. ELIGIBILITY		14

2.01.	General	14
2.02.	Special Status Employees	14
2.03.	Year of Eligibility Service	14
2.04.	Hour of Service	14
2.05.	Special Rules for Crediting Hours of Service	15
2.06.	Reemployment	16
2.07.	Leased Employees and Certain Common-Law Employees	16
2.08.	Automatic Participation	16

SECTION III. PLAN CONTRIBUTIONS		18

3.01.	Salary Reduction Contributions	18
3.02.	Election of Salary Reduction Contributions	19
3.03.	Limitations on Salary Reduction Contributions	19
3.04.	Return of Excess Deferrals and Excess Salary Reduction Contributions	22
3.05.	Nonforfeitability of Contributions	23
3.06.	Employer Contributions	23
3.07.	Contributions Not Recoverable by Employer	26
3.08.	Return of Employer Contributions	26
3.09.	Rollover Contributions	26
3.10.	Salary Reduction Contributions	27

SECTION IV. LIMITATION ON ANNUAL ADDITIONS		28

4.01.	General Rule	28
4.02.	Definitions	28

SECTION V. INVESTMENT PROVISIONS		30

5.01.	Investment Options – Salary Reduction Contributions	30
5.02.	Change of Investment Directions	30
5.03.	Failure to Make Investment Direction	30
5.04.	Direction To Invest in Two or More Funds	30
5.05.	Transfers Between Funds	31
5.06.	Eli Lilly and Company Common Stock Fund	31
5.07.	Trustee’s Investment Discretion	31
5.08.	Loan Fund	32
5.09.	Investment Funds	32

i

SECTION VI. PARTICIPANTS’ ACCOUNTS		34

6.01.	Separate Accounts	34
6.02.	Accounting for Units Under Investment Funds	34
6.03.	Value of Units	34
6.04.	Units Credited Each Month	35

SECTION VII. WITHDRAWALS FROM SALARY REDUCTION CONTRIBUTIONS ACCOUNT		36

7.01.	Withdrawals	36
7.02.	Age 59 1/2	37
7.03.	USERRA Distribution	38

SECTION VIII. WITHDRAWALS FROM NONSALARY REDUCTION CONTRIBUTION ACCOUNTS		39

8.01.	Voluntary Withdrawals	39
8.02.	Categories of Contributions	39
8.03.	Restrictions Applicable to Participants with Less Than Five Years of Service	40
8.04.	General Provisions Applicable to Withdrawals	40

SECTION IX. RESTRICTIONS ON WITHDRAWALS		41

9.01.	Restrictions Upon Number of Withdrawals	41
9.02.	Notice Requirements for Withdrawals	41

SECTION X. PAYMENTS UPON TERMINATION OF EMPLOYMENT		42

10.01.	Terms of Payment	42
10.02.	Beneficiary and Payment Upon Death	48
10.03.	Inability To Locate Payee	50
10.04.	Qualified Domestic Relations Orders	50
10.05.	Minimum Required Distribution Provisions	51

SECTION XI. METHODS OF PAYING WITHDRAWALS AND PAYMENTS		56

11.01.	Payment from Eli Lilly and Company Common Stock Fund	56
11.02.	Optional Direct Rollover	56

SECTION XII. ADMINISTRATION		58

12.01.	Administrative Committee	58
12.02.	Appointment, Resignation, and Organization of Committees	58
12.03.	Powers and Duties of the Employee Benefits Committee	60

SECTION XIII. TITLE TO ASSETS AND MANAGEMENT OF FUNDS		61

13.01.	Fund Advisory Committee	61
13.02.	Trustees	61

SECTION XIV. MISCELLANEOUS PROVISIONS		63

14.01.	Vesting	63
14.02.	Nonalienation	63
14.03.	Spendthrift Provision	63
14.04.	Nonguarantee	63
14.05.	Indemnification of Certain Fiduciaries	63
14.06.	Payments from the Fund	65
14.07.	Employment Rights	65
14.08.	Voting Rights	65
14.09.	Tender Offers	67
14.10.	Governing Law	69
14.11.	Merger or Consolidation	69
14.12.	Payments to Incapacitated Persons	69
14.13.	Uniformed Services Employment and Reemployment Rights Act of 1994	69
14.14.	Electronic Administration	69

SECTION XV. AMENDMENT OR TERMINATION		70

15.01.	Internal Revenue Approval, ERISA Compliance	70
15.02.	Modification and Termination	70
15.03.	Distribution on Termination	72

SECTION XVI. AGENT FOR SERVICE OF PROCESS		73

16.01.	Agent for Process	73

SECTION XVII. TOP-HEAVY PLAN		74

17.01.	General Rule	74
17.02.	Top-Heavy Plan	74
17.03.	Definitions	74
17.04.	Requirements Applicable if Plan is Top-Heavy	76

SECTION XVIII. MERGER WITH THE LILLY EMPLOYEE STOCK OWNERSHIP PLAN		77

18.01.	Transfer of Assets	77
18.02.	Investment In the Company Stock Fund	77
18.03.	Withdrawal of PAYSOP Accounts	77
18.04.	Diversification of PAYSOP Accounts	78
18.05.	Distribution of PAYSOP Accounts	79

18.06.	Qualified Domestic Relations Orders	79
18.07.	Voting Rights	80
18.08.	Dividends	80
18.09.	Applicability of Plan Provisions	80

SECTION XIX. ESOP PROVISIONS		81

19.01.	Introduction	81
19.02.	Definitions	81
19.03.	Eligibility	82
19.04.	Employer Contributions	82
19.05.	Payment to Trustee	86
19.06.	Limits on Annual Additions	86
19.07.	Limits on Employer Contributions	87
19.08.	Vesting and Forfeitures	88
19.09.	ESOP Accounts	88
19.10.	Payment of Dividends	88
19.11.	ESOP Shares Fund	89
19.12.	Exempt Loan Provisions	90
19.13.	Other Securities Acquisition Loans	95
19.14.	Distribution of ESOP Accounts	95
19.15.	Withdrawal Rights	95
19.16.	Voting and Tendering of Company Securities	96

SECTION XX. LOANS		97

20.01.	Availability	97
20.02.	Source of Loan Amounts	97

SECTION XXI. SPECIAL PROVISIONS FOR FORMER EMPLOYEES OF APPLIED MOLECULAR EVOLUTION, INC.		99

21.01.	Merger of Applied Molecular Evolution, Inc. 401(k) Plan	99
21.02.	Vesting of AME Transferred Amounts	99
21.03.	Vesting of Employer Contributions	99
21.04	Disabled Participants	99

SECTION XXII. MERGER WITH THE CONTROL DIABETES SERVICES, INC. EMPLOYEE SAVINGS PLAN		100

22.01.	Merger of Control Diabetes Services, Inc. Employee Savings Plan	100
22.02.	Eligibility	100
22.03.	Vesting of Employer Contributions	100
22.04.	Loans	100
22.05.	Distribution Upon Retirement	100
22.06.	Distribution in Case of Sale or Other Disposition of Assets or Stock	101

SECTION XXIII. MERGER WITH THE HYPNION, INC. 401(K) SAVINGS & RETIREMENT PLAN		102

23.01.	Merger of Hypnion, Inc. 401(k) Savings & Retirement Plan	102
23.02.	Eligibility	102
23.03.	Loans	102
23.04.	In-Service Distributions	102

SECTION XXIV. MERGER WITH THE SGX PHARMACEUTICALS, INC. 401(K) PLAN		103

24.01.	Merger of SGX Pharmaceuticals, Inc. 401(k) Plan	103
24.02.	Eligibility	103
24.03.	Loans	103
24.04.	In-Service Distributions	103

SECTION XXV. SPECIAL PROVISIONS FOR EMPLOYEES OF LILLY VENTURES MANAGEMENT COMPANY, LLC		104

25.01.	Participants Subject to Special Provisions	104
25.02.	Elective Transfer of Participants’ Accounts	104
25.03.	Conditions for Transfers	104
25.04.	Applicability of Plan Provisions	105

v

THE LILLY EMPLOYEE 401(K) PLAN

ESTABLISHMENT AND PURPOSE

Eli Lilly and Company established, effective July 1, 1956, The Lilly Employee Savings Plan for the purpose of helping its eligible employees, and the eligible employees of its subsidiary and affiliated companies that adopt such plan, to provide additional security for their retirement by affording such employees the means of making regular savings and by providing employer contributions to be added to such savings. Effective January 1, 2006, the name of the Plan was changed to “The Lilly Employee 401(k) Plan” (the “Plan”).

The Plan was amended and restated, effective as of January 1, 1989, to incorporate an employee stock ownership plan (the “ESOP”), which is designed to invest primarily in qualifying employer securities. It is the intention of the Company that the non-ESOP portion of the Plan (the “Profit-Sharing Plan”) shall be a profit-sharing plan that is qualified under Sections 401(a) and 401(k) of the Code of 1986, as amended (the “Code”); that the ESOP shall be both a stock bonus plan and an employee stock ownership plan that is qualified under Sections 401(a) and 4975(e)(7) of the Code and described in Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); that the Profit-Sharing Plan and the ESOP together shall constitute a single plan (the “Plan”) under Section 1.414(l)-1(b)(1) of the Treasury regulations; that the Plan shall satisfy the requirements of ERISA; and that the Trust Fund maintained under the Plan shall be tax-exempt under Section 501(a) of the Code.

The Plan was amended and restated, generally effective as of January 1, 2002 (unless otherwise noted), to incorporate “GUST” changes and to make other miscellaneous changes.

The Plan is now amended and restated, generally effective as of January 1, 2011 (unless otherwise noted), to incorporate “EGTRRA” changes and to make other miscellaneous changes.

The rights to benefits of any Employee whose employment terminated prior to the effective date of any amendment shall be determined solely by the provisions of the Plan in effect at the time of such termination of employment, unless specifically otherwise provided herein.

SECTION I. DEFINITIONS

1.01. Definitions.

(a)	The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

(1)	Base Earnings.

(A)	The term “Base Earnings” means the lesser of

(i)	the dollar limit established for the Plan Year by Section 401(a)(17) of the Code as set forth in paragraph (B) of this subsection 1.01(a)(1), and

(ii)	base pay, on, or converted to, a monthly basis, paid by an Employer, Qualified Subsidiary, or any member of a controlled group of corporations (within the meaning of Section 414(b), (c), (m), or (o) of the Code) of which an Employer is a member; provided that in no event shall Base Earnings include amounts paid as commissions or as sales bonuses.

(B)	In addition to other applicable limitations set forth in the Plan and notwithstanding any other provision to the contrary, for Plan Years beginning on or after January 1, 2002, the annual Base Earnings of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. Annual Base Earnings means Base Earnings during the Plan Year or such other consecutive 12-month period over which Base Earnings is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Base Earnings for the determination period that begins with or within such calendar year.

(C)	In the case of a Participant who is not a citizen or resident of the United States, the term “Base Earnings” shall be deemed to include wages regularly paid to a Participant by an Employer or an affiliate only if such wages are effectively connected with the conduct of a trade or business within the United States and includible in the Participant’s United States gross income.

(D)

Base Earnings shall include military differential payments to an Employee who does not currently perform services for the Employer by reason of qualified military service, to the extent these payments do not exceed the amount the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service, in accordance with Section 1.415(c)-2(e)(4) of the Treasury regulations.

(E)	In no event shall Base Earnings include amounts that are not compensation within the meaning of Section 415 of the Code and the regulations thereunder.

(2)	Board of Directors. The term “Board of Directors” means the Board of Directors of the Company.

(3)	Catch-Up Contribution. The term “Catch-Up Contribution” means the contribution made by an Employer on behalf of an Employee pursuant to subsection 3.01(a)(2).

(4)	Code. The term “Code” means the Internal Revenue Code of 1986 as amended from time to time.

(5)	Company. The term “Company” means Eli Lilly and Company.

(6)	Disabled Employee. The term “Disabled Employee” means an Employee who is eligible to receive a “Company-Provided Disability Benefit” under The Lilly Extended Disability Plan, as defined under the terms of such plan. The term “Disability” means the condition that causes the Employee to become a Disabled Employee.

(7)	Employee. The term “Employee” means a person

(A)	who

(i)	is a citizen of the United States, but not a resident of the Commonwealth of Puerto Rico, employed by an Employer as a common law employee, or

(ii)	is a citizen or resident of the United States, but not of the Commonwealth of Puerto Rico, designated by the Company as an international service employee, employed by a Qualified Subsidiary as a common law employee and as to whom no contributions under a funded plan of deferred compensation are being provided by any person other than the Company with respect to the remuneration paid to such person by the Qualified Subsidiary; and

(B)	who receives regular compensation from an Employer or Qualified Subsidiary; and

(C)	who is not a member of a recognized collective-bargaining unit, unless there is a collective-bargaining agreement making the Plan applicable to members of such unit.

(D)	The term “Employee” also means a person, who, in addition to meeting the requirement of clause (C), above,

(i)	is not a citizen of the United States;

(ii)	is not a resident of the Commonwealth of Puerto Rico;

(iii)	is employed by an Employer or an affiliate (as defined in paragraph (a)(25)(A)(ii) of this subsection 1.01) as a common law employee, and

(iv)	has been selected for participation in the Plan by the Employee Benefits Committee of the Company or its designee.

(E)	The term “Employee” also means a person, who, in addition to meeting the requirement of clause (C), above, (i) is not a citizen of the United States; (ii) is not a resident of the Commonwealth of Puerto Rico; (iii) is employed by an Employer as a common law employee; (iv) holds a valid H-1B visa; (v) is not participating in The Lilly Global Services, Inc. Retirement and Death Benefit Plan for Globalist Employees (or any successor plan); and (vi) is not maintained on home country benefits.

A person who meets the requirements of clauses (A)(ii), (B), and (C), or a person who meets the requirements of clause (D) and is not employed by an Employer, shall be deemed to be an Employee of the Company for purposes of the Plan.

Notwithstanding anything herein to the contrary, the term Employee shall not include any person who is not so recorded on the payroll records of the Employer, Qualified Subsidiary, or affiliate, as applicable, including any such person who is subsequently reclassified by a court of law or regulatory body as a common law employee of such Employer, Qualified Subsidiary, or affiliate. Consistent with the foregoing, and for purposes of clarification only, the term Employee does not include any individual who performs services for the Employer, Qualified Subsidiary, or affiliate, as applicable, as an independent contractor or under any other non-employee classification.

Notwithstanding anything herein to the contrary, Employee shall not include an individual who does not receive wages that are effectively connected with the conduct of a trade or business within the United States and that are not includible in the Participant’s United States gross income.

(8)	Employee Benefits Committee. The term “Employee Benefits Committee” means the committee established pursuant to subsection 12.01 to administer the Plan.

(9)	Employee Contribution. The term “Employee Contribution” means an after-tax contribution made by an Employee under the terms of the Plan in effect prior to January 1, 1987. Employee Contributions shall be considered Salary Reduction Contributions for purposes of Section V.

(10)	Employer. The term “Employer” means the Company and any subsidiary and affiliated company specifically designated by the Board of Directors as such for the purposes of this Plan, provided that such subsidiary or affiliated company adopts this Plan by resolution of its own board of directors. A subsidiary or affiliated company shall cease to be an Employer as of the date on which such company ceases to be a member of the controlled group (within the meaning of Section 414(b) or 414(c) of the Code) of which the Company is a member.

(11)	Employer Contribution. The term “Employer Contribution” means the Matching Contributions that an Employer makes to the Profit-Sharing Plan pursuant to subsection 3.06 or to the ESOP pursuant to subsection 19.04, and any forfeitures that are allocated to Participants’ Accounts on the basis of their Salary Reduction Contributions.

(12)	ESOP. The term “ESOP” shall mean the portion of the Plan that is established and maintained pursuant to Section XIX as a stock bonus plan and employee stock ownership plan described in Sections 401(a) and 4975(e)(7) of the Code and Section 407(d) of ERISA. The ESOP shall be known as “The Eli Lilly and Company Common Stock Fund.”

(13)	Excess Salary Reduction Contribution. The term “Excess Salary Reduction Contribution” with respect to any Participant means that portion of the amount that he has elected to have contributed to the Plan as a Salary Reduction Contribution pursuant to subsection 3.02 but that exceeds the actual deferral percentage limitations described in subsection 3.03(a).

(14)	Fund Advisory Committee. The term “Fund Advisory Committee” means the committee established pursuant to subsection 13.01 hereof.

(15)	Lilly Retirement Plan. The term “Lilly Retirement Plan” means The Lilly Retirement Plan, as amended and in effect from time to time.

(16)	Participant. The term “Participant” means an Employee who has satisfied the requirements of Section II. Unless the context requires otherwise, the term “Participant” may also mean a former Employee who has retired or otherwise terminated employment, but who has not received a distribution of his total Participant’s Account.

(17)	Participant’s Account. The term “Participant’s Account” shall mean the sum of the amounts credited to the Participant at the time of reference in each of the categories listed in subsection 6.01 hereof.

(A)	The portion of a Participant’s Account that is attributable to contributions made under the Profit-Sharing Plan, and earnings thereon, shall be referred to as the Participant’s “Profit-Sharing Account.”

(B)	The portion of a Participant’s Account that reflects a Participant’s interest in the ESOP shall be referred to as the Participant’s “ESOP Account.”

(C)	The portion of a Participant’s Account that is attributable to amounts transferred to the Plan from The Lilly Employee Stock Ownership Plan, and earnings thereon, shall be referred to as the Participant’s “PAYSOP Account.”

(18)	Plan. The term “Plan” means this Lilly Employee 401(k) Plan as modified or amended from time to time as herein provided. The Plan shall comprise both the Profit-Sharing Plan and the ESOP.

(19)	Plan Fiduciary. The term “Plan Fiduciary” means the following:

(A)	The Board of Directors, but only to the extent that the Board of Directors appoints Plan Fiduciaries or performs other functions with respect to the Plan that are identified in ERISA as fiduciary functions. The Board of Directors shall not be a “Plan Fiduciary” to the extent that it makes decisions regarding the design of the Plan or performs other settlor functions with respect to the Plan.

(B)	Any Investment Manager appointed pursuant to paragraph 13.02(d) of the Plan.

(C)	The Employee Benefits Committee and the Fund Advisory Committee.

(D)	The Trustees.

(E)	Each Participant, to the extent that he or she exercises voting rights associated with his or her Account, and to the extent that he or she invests a portion of his or her Account through the Investment Window described in subsection 5.09 hereunder.

A person or entity shall be a Plan Fiduciary only with respect to the duties allocated to him or it under the terms of the Plan and only to the extent that those duties are identified by ERISA as fiduciary functions.

(20)	Plan Year. The term “Plan Year” means the calendar year.

(21)	Profit-Sharing Plan. The term “Profit-Sharing Plan” shall mean the portion of the Plan that is established and maintained as a profit-sharing plan described in Section 401(a) of the Code with a cash or deferred arrangement described in Section 401(k) of the Code.

(22)	Qualified Subsidiary. The term “Qualified Subsidiary” means a corporation other than an Employer that is either

(A)	A foreign corporation not less than ten percent (10%) of the voting stock of which is owned, directly or through one or more subsidiaries, by the Company, but only if the Company has entered into an agreement under Section 3121(l) of the Code or the corresponding provisions of any subsequent revenue law that applies to such foreign corporation and such agreement remains in effect, or,

(B)	A domestic corporation not less than 80 percent of the voting stock of which is owned by the Company, 95 percent or more of the gross income of which, for the three-year period immediately preceding the close of the taxable year (or for such part of such period during which the corporation was in existence), was derived from sources without the United States, and 90 percent or more of the gross income of which for such period (or such part) was derived from the active conduct of a trade or business.

(23)	Rollover Contribution. The term “Rollover Contribution” means a rollover of eligible rollover distributions (as defined in subsection 11.02) from the following types of plans:

(A)	Direct Rollovers. The Plan will accept a direct rollover of an eligible rollover distribution from:

•	a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions;

•	an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and

•	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(B)	Participant Rollover Contributions from Other Plans. The Plan will accept a Participant contribution of an eligible rollover distribution from:

•	a qualified plan described in Section 401(a) or 403(a) of the Code;

•	an annuity contract described in Section 403(b) of the Code; and

•	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(C)	Participant Rollover Contributions from IRAs. The Plan will accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code (including SEPs and SIMPLE IRAs after 2 years of participating in the SIMPLE IRA) that is eligible to be rolled over and would otherwise be includible in gross income.

(24)	Salary Reduction Contribution. The term “Salary Reduction Contribution” means the contribution made by an Employer on behalf of an Employee pursuant to subsection 3.01(a)(1).

(25)	Service. The term “Service” means employment that is credited under the Plan in accordance with the following rules:

(A)	Employers for Whom Service Is Credited. Service means periods of employment with:

(i)	an Employer;

(ii)	any member of a controlled group of corporations (within the meaning of Section 414(b), (c), (m), or (o) of the Code) of which an Employer is a member (hereinafter referred to as an “affiliate”);

(iii)	a Qualified Subsidiary; and

(iv)

any corporation that is a predecessor corporation of an Employer, or a corporation merged, consolidated, or liquidated into an Employer or a predecessor of an Employer, or a corporation, substantially all of the assets of which have been acquired by an Employer, if the Employer maintains a plan of such a predecessor corporation. If the Employer does not maintain a plan maintained by such a predecessor, periods of employment with such predecessor shall be credited as Service only to the extent required under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(a)(2) of the Code.

Notwithstanding the foregoing, an Employee may receive credit for periods of employment with an affiliate or predecessor corporation in addition to that which is required under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(a)(2) of the Code, or for periods of employment with prior employers, provided that the Employee Benefits Committee specifically so determines and records its decision in writing.

DowElanco. Solely for purposes of subsections 10.01(a)(1)(A) and 8.03, Service shall include periods of employment after December 31, 1990, with DowElanco or any of its subsidiaries to the same extent as if such employment had been completed with an Employer, provided such employment immediately succeeds employment with an Employer or Qualified Subsidiary.

Sphinx Pharmaceuticals Corporation. Solely for purposes of subsections 10.01(a)(1)(A) and 8.03, Service shall include periods of employment prior to September 9, 1994 with Sphinx Pharmaceuticals Corporation or any of its subsidiaries to the same extent as if such employment had been completed with an Employer, provided such employment immediately precedes employment with an Employer or Qualified Subsidiary.

SGX Pharmaceuticals, Inc. Solely for purposes of subsections 8.03 and 10.01(a)(1)(A), Service shall include periods of employment with SGX Pharmaceuticals, Inc. or any of its subsidiaries to the same extent as if such employment had been completed with an Employer, provided such employment immediately precedes employment with an Employer or Qualified Subsidiary.

Monsanto Company. Solely for purposes of subsections 8.03 and 10.01(a)(1)(A), Service shall include periods of employment with the Monsanto Company or any of its subsidiaries to the same extent as if such employment had been completed with an Employer, provided such Participant was employed by the Monsanto Company on September 30, 2008 and became employed by an Employer or Qualified Subsidiary on October 1, 2008.

ImClone Systems, Incorporated. Solely for purposes of subsections 8.03 and 10.01(a)(1)(A), Service shall include periods of employment with ImClone Systems, Incorporated, its successor or any of their subsidiaries to the same extent as if such employment had been completed with an Employer, provided such employment immediately precedes employment with an Employer or Qualified Subsidiary.

Alnara Pharmaceuticals, Inc. Solely for purposes of subsections 8.03 and 10.01(a)(1)(A), Service shall include periods of employment with Alnara Pharmaceuticals, Inc. or any of its subsidiaries to the same extent as if such employment had been completed with an Employer, provided such employment immediately precedes employment with an Employer or Qualified Subsidiary.

(B)	Periods Credited. An Employee shall receive credit for Service under the Plan from the date he is first credited with an hour of Service to the date his employment is severed. In no event shall an Employee receive credit more than once for the same period of Service.

Except as otherwise provided in paragraph (F) of this subsection 1.01(a)(25) with regard to leaves of absence, an Employee’s employment shall be severed on the earlier of the date on which he retires, is discharged, resigns or dies, or the first anniversary of his first date of absence for any reason other than retirement, discharge, resignation, or death. A Disabled Employee’s employment shall be severed on the first anniversary of the date on which he becomes disabled.

An Employee shall receive credit for Service, and shall not be deemed to have severed from employment, during, by way of illustration but not by way of limitation,

(i)	any period of unpaid leave for military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee returns to employment within the period his reemployment rights are protected by law;

(ii)	any period of unpaid family or medical leave required to be credited by law; provided, however, that the Employee returns to employment at the expiration of the leave;

(iii)	any unpaid absence from work during which no duties are performed due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee or the caring for such a child for a period immediately following birth or placement, but only to the extent required by law;

(iv)	any other period as specified by the Employee Benefits Committee in writing or as required by law.

(C)	Reemployment Within 12 Months. Notwithstanding the foregoing, in the event that an Employee’s Service is severed but he is reemployed within the twelve (12) consecutive month period commencing on the date of severance, the period of severance shall constitute Service.

(D)	Measurement of Service. Service shall be measured in years and days. A period of 365 days of Service shall constitute one Year of Service. All periods of service shall be aggregated for purposes of this section.

(E)	One Year of Severance. A one year period of severance shall occur if employment is severed and the Employee is not reemployed within the twelve (12) consecutive month period commencing on the date of severance.

(F)	Leaves of Absence. An Employee shall receive credit for Service for all purposes under the Plan during a leave of absence in accordance with the provisions of paragraph (B) of this subsection 1.01(a)(25) and the following rules:

(i)	Unpaid Leaves. An Employee shall receive credit for Service under the Plan during the period of an unpaid leave, other than a Special Educational Leave as provided in clause (iii) below, only in accordance with paragraph (B) of this subsection 1.01(a)(25). The employment of an Employee who fails to return to employment shall be deemed severed, and credit for Service shall cease, as of the first anniversary of the Employee’s first date of absence for the leave, unless employment is earlier severed by reason of the Employee’s retirement, discharge, resignation, or death. Where such an Employee’s period of leave is authorized to extend beyond the period for which Service is credited under paragraph (B) of this subsection 1.01(a)(25), the Employee shall not be deemed to have terminated employment for purposes of payments upon termination of employment under Section X hereof until the date upon which the authorized leave period expires and the Employee fails to return to employment.

(ii)

Paid Leaves. An Employee shall receive credit for Service under the Plan during the period of any paid leave of absence. The employment of an Employee who fails to return to employment as of the date specified for the termination of the paid leave shall be severed, and credit for Service shall cease, as of the first anniversary of the date specified for the termination of the leave, unless employment is earlier severed by reason of the Employee’s retirement, discharge, resignation, or death. Such an Employee shall be deemed to have terminated employment for purposes of payments upon termination of employment under Section X hereof as of the date credit for Service ceases.

(iii)	Special Educational Leaves. An Employee who does not return to employment as of the date specified for the termination of the Special Educational Leave shall be governed by the provisions for unpaid leave in paragraph (F)(i) of this subsection 1.01(a)(25). An Employee who returns to employment as of the date specified for the termination of the Special Educational Leave shall receive credit for Service under the Plan for the entire period of the Special Educational Leave.

(G)	Service Prior to January 1, 1976. Service prior to January 1, 1976, that was disregarded under the rules of the Plan relating to breaks in service as in effect prior to January 1, 1976, shall continue to be disregarded on and after such date. In no event, however, shall an Employee who was an Employee on January l, 1976, be credited with less Service than he would have had on such date under the terms of the Plan as in effect on December 31, 1975.

(H)	No Crediting of Service for Certain Leased Employees. An individual who is a leased employee (within the meaning of Section 414(n) of the Code) shall not receive credit for Service under the Plan during any period in which

(i)	such individual is covered by a plan maintained by the leasing organization that meets the requirements set forth in Section 414(n)(5)(B) of the Code, and

(ii)	leased employees do not constitute more than twenty percent (20%) of the Employer’s nonhighly compensated workforce (within the meaning of Section 414(n)(5)(C)(ii) of the Code).

(26)	Shares. The term “Shares” means shares of Eli Lilly and Company common stock.

(27)	Trust. The term “Trust” means a Trust created by and under any Trust Agreement.

(28)	Trust Agreement. The term “Trust Agreement” means an agreement provided for in Section XIII hereof, as such agreement may be modified from time to time.

(29)	Trustee. The term “Trustee” means the Trustee or the CoTrustees under a Trust Agreement and any successor Trustee or CoTrustees hereafter designated under the terms of any Trust Agreement.

(30)	Unit of Participation or Unit. The term “Unit of Participation” or “Unit” means the Unit of measure of a Participant’s proportionate interest in one of the unsegregated Funds, as defined in Section V.

(31)	Value Determination Date. The term “Value Determination Date” means the date as of which the value of each Unit in each Fund, as defined in Section V, shall be determined.

(b)	Gender. Masculine pronouns shall refer to both males and females.

SECTION II. ELIGIBILITY

2.01. General.

An Employee shall be eligible to participate in the Plan, by electing to have his Employer make Salary Reduction Contributions to the Plan on his behalf, on the day on which he first performs a day of Service. Salary Reduction Contributions shall be contributed to the Plan on his behalf as soon as administratively feasible after the Employee makes such an election, in accordance with procedures established by the Employee Benefits Committee.

2.02. Special Status Employees.

Notwithstanding the provisions of subsection 2.01, an Employee who is classified as a special status employee shall not be eligible to participate in the Plan and to have Salary Reduction Contributions contributed to the Plan on his behalf until the first day of the month following his completion of one year of eligibility service. An Employee shall be considered a special status employee if his employment status is temporary, seasonal, part-time or otherwise inconsistent with regular employment status.

2.03. Year of Eligibility Service.

A special status employee shall be credited with a year of eligibility service at the end of an eligibility computation period if he completes one thousand (1,000) hours of service in such eligibility computation period. An eligibility computation period shall be the twelve (12) consecutive month period beginning on the first date on which a special status employee is employed and completes one hour of service and each twelve (12) consecutive month period thereafter; provided, however, that if the Employee’s employment is terminated and during such a twelve (12) consecutive month period he does not complete more than five hundred (500) hours of service, but he is subsequently reemployed, subsequent eligibility computation periods shall be measured by reference to his date of reemployment.

2.04. Hour of Service.

A special status employee shall receive credit for one (1) hour of service for each hour:

(a)	for which the Employee is directly or indirectly compensated by, or entitled to compensation from, any employer described in subsection 1.01(a)(25)(A);

(b)	for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by such an employer;

(c)

for which he is paid or entitled to payment by such an employer, but during which no duties are performed due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty or leave of absence; provided, however, that no credit shall be given for periods for which payment is made solely to comply with workmen’s compensation, unemployment compensation or Disability insurance laws or for payments that solely reimburse an Employee for medical or medically-related expenses incurred by the Employee; and

(d)	during which the Employee is absent from work and during which no duties are performed due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or the caring for such child for the period immediately following birth or placement.

2.05. Special Rules for Crediting Hours of Service.

Credit for hours of service under subsection 2.04 will be provided in accordance with the following special rules:

(a)	The number of hours with which an Employee is credited for reasons described in subsection 2.04(c) hereof (or the number of hours to which an award of, or agreement to pay, back pay for a period described under such subparagraph applies) shall be determined in accordance with Section 2530.200b-2 of the Department of Labor regulations; provided, however, that in no event shall more than five hundred one (501) hours of service be credited for any single continuous period during which the Employee performs no duties but for which he is entitled to credit under subsection 2.04(c).

The number of hours with which an Employee is credited for reasons described in subsection 2.04(d) hereof shall be the number of hours that normally would have been credited to the Employee but for the absence or, if the Employee Benefits Committee is unable to determine the number of such hours, eight (8) hours per day of such absence; provided, however, that in no event shall more than five hundred one (501) hours of service be credited for any single continuous period during which the Employee performs no duties but for which he is entitled to credit under subsection 2.04(d).

(b)	Hours of service described in subsection 2.04(a) shall be credited to the eligibility computation period in which the duties are performed. The eligibility computation period to which hours of service described in subsection 2.04(b) or (c) are credited shall be determined in accordance with Section 2530.200b-2 of the Department of Labor regulations.

Hours of service described in subsection 2.04(d) shall be credited to the eligibility computation period in which an absence described in such subsection 2.04(d) begins if, as of the date the absence begins, the Employee has completed less than five hundred one (501) hours of service; in any other case, such hours shall be credited to the next eligibility computation period.

(c)	In addition to credit for hours described in subsection 2.04(a), (b), (c), and (d), an Employee shall receive credit for hours of service for any period of military service in the Armed Forces of the United States, and for any period of family or medical leave, required to be credited by law.

2.06. Reemployment.

A former Participant who is reemployed by an Employer shall be eligible to participate in the Plan again upon the date of his reemployment.

2.07. Leased Employees and Certain Common-Law Employees.

Any individual who is a “leased employee,” within the meaning of Section 414(n) of the Code, of an Employer, and any individual whose basic compensation for services on behalf of an Employer is not paid directly by any member of the controlled group (within the meaning of Section 414(b), (c), (m), or (o) of the Code) of which the Company is a member, shall not be eligible to participate in the Plan. A leased employee (within the meaning of Section 414(n) of the Code) shall be deemed not to have completed any period of employment for purposes of subsection 2.01 hereof, and shall not be credited with an hour of service for purposes of subsection 2.03 hereof, during any period in which

(a)	the leased employee is covered by a plan maintained by the leasing organization that meets the requirements set forth in Section 414(n)(5)(B) of the Code, and

(b)	leased employees do not constitute more than twenty percent (20%) of the Employer’s nonhighly compensated workforce (within the meaning of Section 414(n)(5)(C)(ii) of the Code).

For purposes of this subsection 2.07, the term “leased employee” means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least 1 year, and such services are performed under primary direction or control by the recipient.

2.08. Automatic Participation.

(a)	General Rule. If an Employee does not make an affirmative election whether or not to have his Employer make Salary Reduction Contributions to the Plan on his behalf, he shall become a Participant on the sixtieth day following the day on which he first performs a day of Service, and Salary Reduction Contributions will be made on his behalf in accordance with subsection 3.01(b) as soon as administratively feasible thereafter. If an Employee affirmatively elects not to have Salary Reduction Contributions made to the Plan on his behalf, he may elect to have such contributions made at a future date, in accordance with procedures established by the Employee Benefits Committee.

(b)	Special Status Employees. Notwithstanding the prior paragraph, if an Employee who is classified as a special status employee and eligible to participate in accordance with subsection 2.02 does not make an affirmative election whether or not to have his Employer make Salary Reduction Contributions to the Plan on his behalf, he shall become a Participant on the sixtieth day following his completion of one year of eligibility service, and Salary Reduction Contributions shall be made on his behalf in accordance with subsection 3.01(b) as soon as administratively feasible thereafter.

SECTION III. PLAN CONTRIBUTIONS

3.01. Salary Reduction Contributions.

(a)	General.

(1)	Salary Reduction Contributions. Each Employee eligible to participate in accordance with Section II may elect to have his Employer make Salary Reduction Contributions to the Plan on his behalf. A Participant’s Salary Reduction Contributions must be a whole number percentage of the Participant’s Base Earnings for the Plan Year, not greater than fifty percent (50%). The Employee Benefits Committee may decrease or increase the maximum percentage of Base Earnings that may be contributed as Salary Reduction Contributions for any Plan Year.

(2)	Catch-Up Contributions. Each Employee eligible to participate in accordance with Section II who has attained age 50 before the close of the Plan Year may elect to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Catch-Up Contributions shall not be subject to the limit on Base Earnings that may be contributed to the Plan, as described in subsection 3.01(a)(1) above, or the provisions of the Plan implementing the required limitations of Sections 401(k)(3), 402(g), or 415 of the Code. Catch-Up Contributions are considered Salary Reduction Contributions for purposes of Section V.

(b)	Automatic Enrollment. Any Employee who has not affirmatively elected whether or not to have Salary Reduction Contributions made to the Plan on his behalf, in accordance with subsection 3.01(a), shall have Salary Reduction Contributions equal to six percent (6%) of the Employee’s Base Earnings automatically made on his behalf with regard to Base Earnings paid to him after the date he becomes a Participant in accordance with subsection 2.08 or as soon as administratively feasible thereafter. An Employee on whose behalf Salary Reduction Contributions are being made in accordance with this subsection 3.01(b) may elect a different rate of Salary Reduction Contributions, or to suspend Salary Reduction Contributions altogether, at any time, and such election shall become effective in accordance with procedures established by the Employee Benefits Committee.

(c)	Automatic Annual Increase. A Participant may make an election, in accordance with subsection 3.01(a), to have his rate of Salary Reduction Contributions automatically increase each year after the year in which Salary Reduction Contributions are first made to the Plan on his behalf, in accordance with procedures adopted by the Employee Benefits Committee.

(d)	Timing of Contributions. Each Participant’s Salary Reduction Contributions shall be paid by the Employer to the Trustee no less frequently than monthly and the Participant’s Base Earnings for such month shall be reduced by an identical amount.

(e)	Employer Contributions. A Participant must have Salary Reduction Contributions made to the Plan on his behalf for a Plan Year in order to receive an allocation of Employer Contributions for such Plan Year.

(f)	Type of Contribution. Prior to April 1, 2011 (or such later date in 2011 as determined in writing by the senior-most Vice President of Human Resources in his sole discretion), a Participant’s Salary Reduction Contributions and Catch-Up Contributions shall be contributed to the Profit-Sharing Plan. Effective April 1, 2011(or such later date in 2011 as determined in writing by the senior-most Vice President of Human Resources in his sole discretion), such contributions shall be contributed to the Profit-Sharing Plan or ESOP in accordance with Participant investment directions pursuant to subsection 5.01.

3.02. Election of Salary Reduction Contributions.

Each Participant electing to have his Employer contribute a Salary Reduction Contribution or Catch-Up Contribution on his behalf with respect to a Plan Year shall file with the Employee Benefits Committee on a prescribed form an election that shall designate the percentage of his Base Earnings (within the limits stated in subsection 3.01) to be contributed and authorize the Employer to reduce his Base Earnings by such amount. If any of the amounts described in paragraph (d)(2) of subsection 3.03 have been contributed on a Participant’s behalf for the Participant’s taxable year to which his Salary Reduction Contribution or Catch-Up Contribution election applies, the Participant shall disclose on the prescribed election form the name of the plan or plans under which such contributions were made, the taxable year of the Participant for which such contributions were made, the amount of such contributions, and such other information concerning the contributions as the Employee Benefits Committee shall require.

Said election must be filed with the Employee Benefits Committee prior to the commencement of the Plan Year for which it is made and by the date specified for such filing by the Employee Benefits Committee.

A Participant who is eligible to make an election on a date described in the preceding paragraph, whether or not he elected to have any Salary Reduction Contributions made to the Plan on his behalf on such date, may make or change his election semi-monthly by filing a form prescribed for such purpose with the Employee Benefits Committee.

3.03. Limitations on Salary Reduction Contributions.

(a)	Notwithstanding anything herein to the contrary, in no event may the Salary Reduction Contributions (without regard to Catch-Up Contributions) made on behalf of all eligible Highly Compensated Employees with respect to any Plan Year result in an actual deferral percentage for such group of Employees that exceeds the greater of (1) or (2) below, where:

(1)	is an amount equal to 125 percent of the actual deferral percentage for all Employees eligible to participate in the Plan other than eligible Highly Compensated Employees; and

(2)	is an amount equal to the sum of the actual deferral percentage for all Employees eligible to participate in the Plan other than eligible Highly Compensated Employees and two percent (2%); provided that such amount does not exceed 200 percent of the actual deferral percentage for all Employees eligible to participate in the Plan other than eligible Highly Compensated Employees.

The Employer elects current year testing. Once made, this election can only be undone if the Plan meets the requirements for changing to prior year testing set forth in Section 1.401(k)-2(c) of the Treasury regulations (or superseding guidance).

(b)	For purposes of this subsection 3.03, the following terms shall have the following meanings:

(1)	“Highly Compensated Employee” means any Employee who (1) was a 5-percent owner (as defined in Section 416(i)(1) of the Code) at any time during the Plan Year or the preceding year, or (2) during the previous Plan Year earned more than $80,000 (as adjusted pursuant to Section 414(q) of the Code) in compensation.

For this purpose, the term “compensation” is defined in Section IV(b)(2).

(2)	“Actual deferral percentage” with respect to any specified group of Employees for a Plan Year shall mean the average of the ratios (calculated separately for each Employee in such group) of

(A)	the amount of Salary Reduction Contributions (without regard to Catch-Up Contributions) paid to the Plan on behalf of each such Employee for such Plan Year, to

(B)	the Employee’s compensation, as defined in Section IV(b)(2), excluding elective deferrals (as defined in Section 402(g)(3) of the Code) and amounts that are not includible in the gross income of the Employee by reason of Section 125, 132(f)(4), or 457 of the Code (provided that the definition of compensation used and the period over which compensation is determined are applied uniformly to all Employees for the Plan Year).

If any Highly Compensated Employee is a Participant under two (2) or more qualified cash or deferred arrangements (as defined in Section 401(k) of the Code) of the Employer or an Affiliate, for purposes of determining the actual deferral percentage for any such Employee, all Salary Reduction Contributions (without regard to Catch-Up Contributions) made under such qualified cash or deferred arrangements during the Plan Year shall be aggregated.

(c)	In the event that it is determined prior to the first day of any Plan Year or during the course of any Plan Year that the amount of Salary Reduction Contributions elected by the Highly Compensated Employees to be contributed to the Plan would cause the actual deferral percentage limitations described in subsection 3.03(a) to be exceeded, then the Salary Reduction Contribution elected by each Highly Compensated Employee shall be reduced to the extent necessary to meet such limitations.

(d)	Notwithstanding anything herein to the contrary, a Participant’s Salary Reduction Contribution (without regard to Catch-Up Contributions) to the Plan for any calendar year may not exceed:

(1)	the limitation imposed by Section 402(g)(1) of the Code (as adjusted for cost-of-living increases pursuant to Section 402(g)(5) of the Code and the regulations thereunder), reduced by

(2)	the sum of any of the following amounts that were contributed on behalf of the Participant, for the Participant’s taxable year commencing in the calendar year, under a plan other than this Plan:

(A)	any employer contribution under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) to the extent not includable in the Participant’s gross income for the taxable year under Section 402(e)(3) of the Code (determined without regard to Section 402(g) of the Code);

(B)	any employer contribution to the extent not includable in the Participant’s gross income for the taxable year under Section 402(h)(1)(B) of the Code (determined without regard to Section 402(g) of the Code); and

(C)	any employer contribution to purchase an annuity contract under Section 403(b) of the Code under a salary reduction agreement (within the meaning of Section 3121(a)(5)(D) of the Code);

provided, however, that if the plan, contract, or arrangement described in this paragraph (d)(2) is not maintained by the Company or an affiliate, no contribution made under such plan, contract, or arrangement shall reduce the dollar limit in paragraph (d)(1), above, unless the Participant has disclosed to the Employee Benefits Committee the information required under subsection 3.02, above, concerning such contribution.

(e)	Notwithstanding the foregoing, the actual deferral percentage limitations described in subsection 3.03(a) may be satisfied by combining the Salary Reduction Contributions

(without regard to Catch-Up Contributions) under the Plan with the salary reduction contributions under any other plan maintained by a member of a controlled group of corporations (as defined in subsection 1.01(a)(25)(A)(ii)) of which an Employer is a member to the extent required or permitted under Section 401(k) of the Code or the regulations thereunder.

3.04. Return of Excess Deferrals and Excess Salary Reduction Contributions.

(a)	If a Participant’s elective deferrals (as defined in Section 402(g)(3) of the Code) for the Participant’s taxable year under this Plan or under any other plan in which the Participant has participated during the taxable year exceed the limit imposed by Section 402(g) of the Code, the following rules shall apply to such excess deferrals:

(1)	Not later than April 1 following the close of the taxable year, the Participant may allocate to the Plan all or any portion of the Participant’s excess deferrals for the taxable year (provided that the amount of the excess deferrals allocated to the Plan shall not exceed the amount of the Participant’s Salary Reduction Contributions (without regard to Catch-Up Contributions) to the Plan for the Plan Year ending in the taxable year that have not been withdrawn or distributed), and may notify the Employee Benefits Committee, in writing, of the amount allocated to the Plan; and

(2)	As soon as practicable, but in no event later than the first April 15 following the close of the taxable year, the Plan shall distribute to the Participant the amount allocated to the Plan under paragraph (a)(1), above, and any income for the Plan Year attributable to such amount, determined in accordance with Section 1.402(g)-1(e)(5) of the Treasury regulations, without regard to the “gap period”. The distribution described in this paragraph (a)(2) shall be made notwithstanding any other provision of the Plan.

(b)	After any excess deferrals (and income attributable thereto, determined in accordance with Section 1.401(k)-2(b)(2)(iv) of the Treasury regulations, without regard to the “gap period”) have been allocated to the Plan and distributed in accordance with paragraph (a), above, if the actual deferral percentage for the Plan Year of those Participants who are Highly Compensated Employees exceeds the applicable limit imposed by subsection 3.03(a), above, the amount of the Excess Salary Reduction Contributions (determined in accordance with Section 401(k)(8)(B) of the Code), and any earnings attributable to such contributions for the Plan Year, shall be distributed before the first March 15 following the close of the Plan Year to Participants who are Highly Compensated Employees, on the basis of the respective portions of the Excess Salary Reduction Contributions attributable to each such Participant.

The distribution described in this paragraph (b) shall be made notwithstanding any other provision of the Plan. The amount of the Excess Salary Reduction Contributions to be distributed under this paragraph (b) for a Plan Year with respect to a Participant shall be reduced by any excess deferrals previously distributed from the Plan to such Participant for the Plan Year.

The Excess Salary Reduction Contributions shall be distributed to Participants who are Highly Compensated Employees on the basis of the amount of contribution by, or on behalf of, each Highly Compensated Employee in accordance with Section 1.401(k)-2(b) of the Treasury regulations (or superseding guidance).

(c)	Amounts distributed under paragraphs (a) and (b), above, shall be deemed to have been made from that portion of the Participant’s Salary Reduction Contributions not eligible for a Matching Contribution, to the extent that the Participant has unmatched Salary Reduction Contributions for the Plan Year. Notwithstanding the provisions of subsection 3.06(a), below, in the event that a distribution of matched Salary Reduction Contributions is required, the Matching Contribution amount related to the distributed Salary Reduction Contribution amount shall be forfeited.

3.05. Nonforfeitability of Contributions.

A Participant shall be fully vested at all times in his Salary Reduction Contributions and any accumulated earnings thereon.

3.06. Employer Contributions.

(a)	Matching Contributions. Except as otherwise provided in this subsection 3.06, an Employer shall contribute to the Plan on behalf of its Employees for each month a Matching Contribution in an amount equal to one hundred percent (100%) of its Employees’ Salary Reduction Contributions (without regard to Catch-Up Contributions) for such month; provided, however, that in no event shall Matching Contributions be made with respect to (1) Salary Reduction Contributions that exceed six percent (6%) of a Participant’s Base Earnings, (2) Salary Reduction Contributions that exceed the limit set forth in subsection 3.03(d), above, or (3) Excess Salary Reduction Contributions; and provided further that in no event shall Matching Contributions be made to the extent that such contributions would cause the contribution percentage limit set forth in subsection 3.06(c) to be exceeded. An Employer shall make its Matching Contributions on a monthly basis. A Matching Contribution shall be made by an Employer only out of its current or retained earnings and profits (except as provided in subsection 3.06(b)(2), below). The Matching Contributions shall be allocated among the Participants’ Accounts in the proportion that each Participant’s Salary Reduction Contributions bear to the aggregate Salary Reduction Contributions for the month.

(b)	Contributions Charged to Employers.

(1)

Charged Against Employer Earnings. Except as provided in subparagraph (2) of this subsection 3.06(b), the contributions made by Employers in accordance with the provisions of subsection 3.06(a) for the months occurring within each Plan

Year shall be charged among such Employers and paid by each such Employer from its own current or retained earnings on the basis that such contributions are credited to the Accounts of Participants who are employed by it during the months of the taxable year for which the contributions are made.

(2)	Employers Without Earnings. In the event that any Employer is prevented from making all or any part of the contribution that it would otherwise have made under the Plan, as above provided, by reason of having no current or retained earnings for such taxable year, or because its current and retained earnings for such taxable year are insufficient to make the required contribution, then such contribution that such Employer was so prevented from making, or so much of such contribution that is in excess of said Employer’s current and retained earnings for such taxable year, shall be made for said Employer by the other Employers who are members of the same “affiliated group” within the meaning of Section 1504 of the Code, as amended, who have current or retained earnings for such taxable year. If there is more than one other such Employer who has current or retained earnings for such taxable year, then said prevented contributions shall be charged and paid by such Employer(s) as may be determined pursuant to agreement between such Employers, consistent with requirements for deduction of such contribution under applicable provisions of the Code.

(3)	Forfeitures. Forfeitures that arise under the Plan shall be allocated to Participants’ Accounts on the basis of their Salary Reduction Contributions for any Plan Year in which the Employers have elected to make Matching Contributions to the Plan. Forfeitures allocated in this manner shall be treated as Matching Contributions and shall be allocated to Participants’ Accounts in the manner described in paragraph (a) above. The forfeiture allocations described in this paragraph (b)(3) shall reduce, dollar for dollar, the amount of the Matching Contributions that otherwise would be allocated to the Participant pursuant to paragraph (a) of this subsection 3.06.

(c)	Limits on Employer Contributions.

(1)	Employer Contributions for any Plan Year shall satisfy the contribution percentage test in Section 401(m)(2) of the Code and the regulations thereunder, including Section 1.401(m)-2 of the Treasury regulations or any successor provision. The Employer elects current year testing. Once made, this election can only be undone if the Plan meets the requirements for changing to prior year testing set forth in Section 1.401(m)-2(c) of the Treasury regulations (or superseding guidance). Matching Contributions forfeited by a Participant under subsection 3.04(c), above, with respect to a Plan Year shall not be taken into account in determining whether Employer Contributions for that Participant satisfy the contribution percentage test for that Plan Year. Notwithstanding anything to the contrary in this Section III, if the contribution percentage of those Participants who are Highly Compensated Employees exceeds the limit imposed by Section 401(m) of the Code, the following rules shall apply:

(A)	The amount of the excess aggregate contributions (determined in accordance with Section 401(m)(6)(B) of the Code) for the Plan Year, and any income attributable to such contributions (determined in accordance with Section 1.401(m)-2(b)(2)(iv) of the Treasury regulations, without regard to the “gap period”), shall be distributed (or, if forfeitable, shall be forfeited) before the first March 15 following the close of the Plan Year.

(B)	Any distribution in accordance with paragraph (A), above, shall be made to Participants who are Highly Compensated Employees on the basis of the respective portions of the excess aggregate contributions attributable to each such Participant. Such distributions shall be made notwithstanding any other provision of the Plan.

The excess aggregate contributions shall be distributed to Participants who are Highly Compensated Employees on the basis of the amount of contribution by, or on behalf of, each Highly Compensated Employee in accordance with Section 1.401(m)-2(b)(2) of the Treasury regulations (or superseding guidance).

(2)	The determination of the amount of excess aggregate contributions under paragraph (1), above, for any Plan Year shall be made after first determining the excess deferrals under subsection 3.04(a), above, and then determining the excess contributions under subsection 3.04(b), above.

(d)	Form of Contribution. The Employers may, at their election, make all or any part of any Matching Contributions in cash or in Shares. The Shares so contributed shall have a fair market value equal to the amount of such Matching Contributions (or portion thereof). The fair market value of a Share shall be the mean between the highest and lowest quoted selling price per share for a 100 share lot of Eli Lilly and Company Common Stock on the composite tape of New York Stock Exchange issues on the date of payment to the Trustee.

(e)	Contributions to the ESOP. The Employers may, at their election, make a Matching Contribution to the ESOP pursuant to subsection 19.04 in lieu of all or a portion of the Matching Contribution otherwise required under this subsection 3.06. The amount of the Matching Contribution otherwise required to be made pursuant to paragraph (a) of this subsection 3.06 with respect to a Participant shall be reduced, dollar for dollar, by the value of any Shares (or the amount of any cash) allocated to the Participant’s ESOP Account by reason of a Matching Contribution to the ESOP for the Plan Year. The value of the Shares that are allocated to a Member’s ESOP Account for any Plan Year shall be determined in accordance with subsection 19.04 and subsection 19.12, below.

(f)	Deductibility. All Matching Contributions to the Plan are conditioned on the deductibility of the contributions under Section 404 of the Code for the taxable year with respect to which the contributions were made.

3.07. Contributions Not Recoverable by Employer.

The Trustee shall hold the contributions received by it under subsection 3.06 for the respective Participants subject to the provisions of the Plan. No such contribution shall be recoverable by the Employers, except as provided in subsection 3.08.

3.08.	Return of Employer Contributions.

In the event that an Employer Contribution made pursuant to subsection 3.06

(a)	is made under a mistake of fact, or

(b)	is disallowed as a deduction under Section 404 of the Code for the taxable year with respect to which it was made,

the contribution shall, at the option of such Employer, be returned to such Employer within one (1) year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable. The amount returned shall not be increased to reflect any investment earnings, but shall be decreased to reflect any losses. If the amount returned to such Employer would cause the balance of any Participant’s Account to be less than the balance would have been had the returned contribution never been made, the amount to be returned shall be limited to prevent such loss.

3.09. Rollover Contributions.

(a)	A Participant may elect to deposit all or any portion (as designated by the Participant in writing to the Employee Benefits Committee) of his Rollover Contributions to the Plan. Consistent with the foregoing, a Participant who has terminated employment and has received or will receive a lump sum payment of his interest in the Lilly Retirement Plan in accordance with Section 5.08 of the Lilly Retirement Plan, may elect to deposit all or any portion (as designated by the Participant in writing to the Employee Benefits Committee) of the amount of such lump sum payment as a Rollover Contribution to the Plan, or may elect to have a “direct rollover contribution” made to the Plan. A Participant shall at all times be fully vested in any amounts rolled over into the Plan pursuant to this paragraph. All amounts rolled over into the Plan by a Participant will be placed in his Rollover Account.

(b)	For purposes of Section V, a Participant’s Rollover contributions will be considered Salary Reduction Contributions.

(c)	For purposes of Plan subsection 10.01(a)(2), a Participant may elect a payment option described in subsection 10.01(a)(3) with respect to his Rollover Account.

3.10. Salary Reduction Contributions.

For purposes of subsections 3.01, 3.02, 3.05, 3.06, and 19.04 hereof, the term “Salary Reduction Contribution” shall include a contribution to the Plan on behalf of a Participant that is equal to a stated whole percentage of amounts included in Base Earnings pursuant to subsection 1.01(a)(1)(C) hereof.

SECTION IV. LIMITATION ON ANNUAL ADDITIONS

4.01. General Rule.

The amount of annual additions allocated to a Participant’s account for any limitation year shall not exceed the maximum permissible amount. In applying this limitation on annual additions, the Plan incorporates the limitation on allocations described in Section 415 of the Code, and the regulations thereunder, by reference.

4.02. Definitions.

For purposes of this limitation, the following definitions apply:

(a)	“Annual Additions” means amounts determined in accordance with Section 1.415(c)-1(b) of the Treasury regulations.

(b)	“Compensation” means the Participant’s wages within the meaning of Section 3401 of the Code and all other payments for which the Employer is required to furnish the Participant with a written statement under Sections 6041(d) and 6051(a)(3) of the Code. Compensation shall also include any elective deferral (as defined in Section 402(g)(3) of the Code), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Section 125, 132(f)(4), or 457 of the Code.

For limitation years beginning on or after January 1, 2008, compensation shall include compensation described in the prior paragraph for services that, absent a severance from employment, would have been paid to the former Employee if he had continued in employment with the Employer, in accordance with Section 1.415(c)-2(e)(3)(ii) of the Treasury regulations, provided the payment is made within the later of (A) 2 1/2 months after a Participant’s severance from employment date or (B) the end of the limitation year that includes the severance from employment date. In addition, compensation shall include military differential payments to an Employee who does not currently perform services for the Employer by reason of qualified military service, to the extent these payments do not exceed the amount the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service, in accordance with Section 1.415(c)-2(e)(4) of the Treasury regulations.

For limitation years beginning on or after January 1, 2008, compensation shall not include amounts paid as compensation to a nonresident alien, as defined in Section 7701(b)(1)(B) of the Code, who is not a Participant, to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States, in accordance with Section 1.415(c)-2(g)(5) of the Treasury regulations.

(c)	“Limitation year” means the calendar year.

(d)	“Maximum permissible amount” means the lesser of (i) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or (ii) 100% of the Participant’s compensation for the limitation year. If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed $40,000, as adjusted under the preceding sentence, multiplied by the following fraction:

Number of months in the

short limitation year

12

The compensation limit described in clause (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

SECTION V. INVESTMENT PROVISIONS

5.01. Investment Options – Salary Reduction Contributions.

A Participant, as a “named fiduciary” within the meaning of Sections 402(a) and 403(a)(1) of ERISA, may at any time or from time to time, by direction to, and in a manner prescribed by, the Employee Benefits Committee, direct that any or all of his Salary Reduction Contributions made after his election becomes effective shall be invested (subject to subsection 5.04, relating to investment in more than one (1) Fund) in one (1) or more of the investment funds made available under the Plan (“Funds”) as determined under subsection 5.09, hereunder. The Employee Benefits Committee shall implement a Participant’s investment directions in accordance with the terms of this Section V, except that the Committee may decline to implement any investment direction to the extent that such investment direction would, if implemented, result in a transaction (i) that is expressly excluded from protection under Section 404(c) of ERISA, (ii) that is a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, (iii) that would generate income that would be taxable to the Plan, or (iv) where the Participant may be engaging in disruptive, frequent, or excessive trading that violates the policies and procedures of a registered mutual fund or other investment option available as a Fund under the Plan.

The Employee Benefits Committee may establish rules and procedures that impose or implement restrictions or limitations on Participant investment directions under this Section V, including, without limitation, restrictions or limitations that apply to specific Funds, and may refuse to implement any direction that violates its rules and procedures.

5.02. Change of Investment Directions.

A Participant may change his direction for the investment of his Salary Reduction Contributions at any time in the manner prescribed by the Employee Benefits Committee. Any direction by a Participant for the investment of such funds shall be deemed to be a continuing direction until changed by the Participant.

5.03. Failure to Make Investment Direction.

If a Participant fails to give directions to the Employee Benefits Committee for investment of his Salary Reduction Contributions, the same shall be invested in a Fund or Funds determined by the Employee Benefits Committee.

5.04. Direction To Invest in Two or More Funds.

If a Participant directs the investment of his Salary Reduction Contributions in more than one of the Funds, the amount of such contributions invested monthly in any one Fund shall be not be less than one percent (1%) of his total monthly Salary Reduction Contributions (rounded to the nearest dollar).

5.05. Transfers Between Funds.

Subject to such rules and procedures as the Employee Benefits Committee from time to time may establish, a Participant may direct that all or any part of his Participant’s Account invested in one or more of the Funds (including amounts attributable to contributions to the Plan for the period prior to January 1, 1983) may be transferred to one or more Funds. Notwithstanding the prior sentence, a Participant may not direct that any part his Profit-Sharing Account be invested in the Company Stock Fund. Amounts shall be invested in the Company Stock Fund solely in accordance with subsection 5.06

5.06. Eli Lilly and Company Common Stock Fund.

(a)	Employer Contributions to the Plan shall be invested in a Fund held in Trust and consisting of Eli Lilly and Company Common Stock (commonly known as “the Company Stock Fund”). Except as provided in paragraph (b) or (c), below, a Participant shall not be entitled to have the Employer Contributions that are credited to his Participant’s Account and any earnings attributable thereto invested in any Fund other than the Company Stock Fund. The Trustee shall purchase Shares for the Company Stock Fund in the open market or by private purchase, including purchase from the Company. Any such purchase from the Company shall be at a price per share not in excess of the mean between the highest and lowest quoted selling price per share for a 100 share lot of Eli Lilly and Company Common Stock on the composite tape of New York Stock Exchange issues on the date of purchase by the Trustee.

(b)	Effective January 1, 2007, a Participant who has completed at least three Years of Service, any alternate payee with respect to such a Participant, and any beneficiary of such a deceased Participant, may elect to divest all or any portion of amounts credited to his Company Stock Fund account in accordance with Section 401(a)(35) of the Code.

(c)	Notwithstanding any other provision of the Plan to the contrary, effective April 1, 2011 (or such later date in 2011 as determined in writing by the senior-most Vice President of Human Resources in his sole discretion), a Participant may elect to transfer all or any part of the contributions and earnings credited to his Participant’s Account into and out of the Company Stock Fund in accordance with the transfer rules applicable to all Funds, as set forth in Section V.

5.07. Trustee’s Investment Discretion.

Except for the ESOP Shares Fund under the Company Stock Fund, any Trustee in its sole discretion may, to the extent that it is prudent to do so, maintain all or a part of the assets of any Fund in cash or short term government or corporate obligations (other than obligations of an Employer or a Qualified Subsidiary). The Trustee shall not be liable for interest on the part of the assets of any Fund that it is authorized to hold in cash pursuant to the authority granted herein.

The Trustee may maintain the assets of the ESOP Shares Fund in cash only to the extent provided in Section XIX, below.

Income from investments in each Fund shall be reinvested in the same Fund.

5.08. Loan Fund.

Amounts that are loaned to a Participant from the Participant’s Account pursuant to subsection 21.01 shall be invested in the Loan Fund. A Participant’s share of the interest earned by the Loan Fund shall be equal to the interest paid by the Participant on his loan. Amounts invested in the Loan Fund shall consist of:

(a)	the principal amount due to the portion of the Participant’s Account attributable to Employee Contributions and earnings thereon that had accrued in the Plan as of December 31, 1986;

(b)	the principal amount due to the portion of the Participant’s Account attributable to Employee Contributions and earnings thereon that has accrued after December 31, 1986;

(c)	the principal amount due to the Participant’s Rollover Account; and

(d)	the principal amount due to the portion of the Participant’s Account attributable to Salary Reduction Contributions and Catch-Up Contributions and earnings thereon.

Principal and interest payments on a Participant’s loan shall be credited to the Participant’s Account in the order listed above. All such payments shall be transferred from the Loan Fund and invested among the other Funds according to the Participant’s most recent direction for the investment of Salary Reduction Contributions.

5.09. Investment Funds.

The Fund Advisory Committee shall designate certain investments to be investment funds (“Investment Funds”) to which Participants may direct the investment of their Profit-Sharing Accounts under the Plan. In addition, subject to such rules as the Employee Benefits Committee shall establish, the Plan shall offer Participants the opportunity to direct some or all of their Profit Sharing Account to an investment “window” (“Investment Window”), which Participants may invest in mutual funds selected by the Participant. Neither the Investment Window nor any mutual fund selected by a Participant as an investment under the Investment Window shall be a “designated investment alternative” for purposes of Section 404(c) of ERISA and Department of Labor regulations under that provision at 29 C.F.R. section 2550.404c-1. To the extent that a Participant directs the investment of any portion of his Participant’s Account in one or more mutual funds under the Investment Window, the Participant shall be a named fiduciary of the Plan (within the meaning of Sections 402 and 403(a)(1) of ERISA) with respect to selecting and monitoring the mutual fund(s), directing the Employee Benefits Committee with respect to such investments, and exercising any voting or other rights with respect to such mutual fund(s), and neither the Employee Benefits Committee nor any other Plan Fiduciary (other than the Participant) shall be responsible therefore. Except for purposes of subsections 5.01, 6.03, and 6.04, the Investment Funds and the Investment Window are “Funds” for Plan purposes. For purposes of subsections 5.01, 6.03 and 6.04, only the Investment Funds are “Funds.”

SECTION VI. PARTICIPANTS’ ACCOUNTS

6.01. Separate Accounts.

The Employee Benefits Committee shall maintain a separate Participant’s Account for each Participant, showing separately:

(a)	Profit-Sharing Account. Contributions credited to a Participant’s Profit-Sharing Account, and earnings thereon;

(b)	ESOP Account. Contributions credited to a Participant’s ESOP Account, and the earnings thereon; and

(c)	PAYSOP Account. The amounts transferred from the Lilly Employee Stock Ownership Plan to the Plan on behalf of the Participant, and the earnings thereon.

The Profit-Sharing Account and ESOP Account shall include subaccounts necessary to account of Salary Reduction Contributions, Employee Contributions, Rollover Contributions, and Matching Contributions, and earnings thereon, and any other subaccounts that the Employee Benefits Committee deems necessary for the administration of the Plan.

6.02. Accounting for Units Under Investment Funds.

In addition to the separate accounting required by subsection 6.01, the Employee Benefits Committee shall maintain a separate account for each Participant that shows his interest in the Funds described in Section V hereof. Such Participant’s proportionate interest in each Fund (other than the Investment Window) shall be represented by “Units of Participation,” hereinafter called “Units.” The Employee Benefits Committee shall assign Units of Participation in the Company Stock Fund to any Suspense Account maintained pursuant to subsection 19.12 hereof, based on the Suspense Account’s proportionate interest in the Company Stock Fund at the time of the determination.

6.03. Value of Units.

When each Fund is first established, each Unit shall be valued at one dollar ($1.00). Thereafter, the Employee Benefits Committee shall determine the value of a Unit in each Fund on a daily basis. Such value will be determined by dividing the sum of uninvested cash and the fair market value of securities (redemption value in the case of United States Savings Bonds and principal plus accrued interest in the case of investment contracts) as determined by the Employee Benefits Committee, by the total number of Units of the Fund. This subsection does not apply to the Investment Window described in subsection 5.09.

6.04.	Units Credited Each Month.

The number of Units credited to a Participant under any Fund in each month shall be calculated by dividing the monthly sum of his Salary Reduction Contributions or the Employer Contributions allocated to him under such Fund by the value of the Unit on the last month-end Value Determination Date prior to the date on which the Trustee receives payment of such contributions. This subsection does not apply to the Investment Window described in subsection 5.09.

SECTION VII. WITHDRAWALS FROM SALARY

REDUCTION CONTRIBUTIONS ACCOUNT

7.01. Withdrawals.

A Participant may withdraw a portion of monies accruing from his Salary Reduction Contributions and Catch-Up Contributions in accordance with the following rules:

(a)	An application for withdrawal shall be made in writing on a form provided for such purpose by the Employee Benefits Committee.

(b)	Hardship withdrawals shall be approved only in those cases where the requirements of subsections 7.01(b)(1) and (b)(2), below, are satisfied.

(1)	Hardship withdrawals shall be approved only if needed on account of:

(A)	Deductible medical expenses, within the meaning of Section 213(d) of the Code, determined without regard to whether the expenses exceed 7.5% of adjusted gross income;

(B)	Purchase (excluding mortgage payments) of a principal residence for the Participant;

(C)	Payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the employee, or the employee’s spouse, children, or dependents, as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code;

(D)	The need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence;

(E)	Payment for burial or funeral expenses for the employee’s deceased parent, spouse, children or dependents, as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) of the Code; or

(F)	Expenses for the repair of damage to the employee’s principal residence that would qualify for the casualty deduction under Section 165 of the Code, determined without regard to whether the loss exceeds 10% of adjusted gross income.

The Employee Benefits Committee may require any and all documentation that it deems necessary, and any such documentation shall be provided by the Participant in a timely fashion. The decision of the Employee Benefits Committee shall be final in all cases.

(2)	A hardship withdrawal that satisfies paragraph (1) above shall be approved only if all of the following requirements also are satisfied:

(A)	The withdrawal is not in excess of the amount necessary to discharge the expense (or expenses) listed in paragraph (1) above (plus the amount of any tax attributable to the amount of the withdrawal);

(B)	The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under the Plan and all other plans maintained by any member of the controlled group (as defined in subsection 1.01(a)(24)(A)(ii)) of which the Employer is a member; and

(C)	The Participant’s contributions, elective or otherwise, under this Plan and any other plan maintained by the controlled group (as defined in subsection 1.01(a)(25)(A)(ii)) of which the Employer is a member, and the Participant’s right to make further hardship withdrawals under this subsection or withdrawals under Section VIII, shall be suspended for the six-month period following receipt of the withdrawal.

(3)	The amount of the withdrawal shall be deducted from the Participant’s Account and the remaining portion of such account shall then become the total value of the Participant’s Account.

(4)	Withdrawals shall be made in cash only. Withdrawals shall be made on a pro rata basis from all the Funds in which the Participant’s Salary Reduction Contributions and Catch-Up Contributions are then invested.

(5)	In no event shall the amount of the withdrawal exceed 100 percent of (i) the Participant’s Salary Reduction Contributions and Catch-Up Contributions and (ii) any earnings on Salary Reduction Contributions credited to the Participant’s Account prior to January 1, 1989 (less any amount described in paragraphs (i) or (ii) herein previously withdrawn from the Participant’s Account).

(c)	A Participant may withdraw monies accruing from his Salary Reduction Contributions Account (including Catch-Up Contributions) only after he has withdrawn all amounts that he is eligible to withdraw pursuant to Section VIII hereof.

7.02. Age 59 1/2.

If a Participant has reached age 59 1/2, he may withdraw monies accruing from his Salary Reduction Contributions and Catch-Up Contributions without regard to the conditions stated in subsections 7.01(b)(1) and (2).

7.03. USERRA Distribution.

Effective January 1, 2009, a Participant on a leave to perform qualified military service for a period of more than 30 days may elect a distribution of his Salary Reduction Contributions and Catch-Up Contributions, provided that if he so elects, the Participant shall not be permitted to make Salary Reduction Contributions and Catch-Up Contributions during the six-month period beginning on the date of distribution.

SECTION VIII. WITHDRAWALS FROM NONSALARY

REDUCTION CONTRIBUTION ACCOUNTS

8.01. Voluntary Withdrawals.

A Participant may, by written directions to the Employee Benefits Committee, on a form prescribed by the Committee, withdraw all or part of his interest under the Plan other than monies accruing from his Salary Reduction Contributions and Catch-Up Contributions, upon the conditions specified in this Section VIII.

8.02. Categories of Contributions.

Subject to such rules as the Employee Benefits Committee may from time to time prescribe, a Participant may make a withdrawal in any whole dollar amount and such amount may include all or any portion of any of the following categories of contributions; provided, however, that withdrawals shall be deemed to be made in the following order:

(a)	First, a Participant may withdraw the lesser of:

(1)	The value of his Employee Contributions to the Plan that were held by the Plan as of December 31, 1986; or

(2)	The net amount of such Employee Contributions.

(b)	Second, a Participant may withdraw the earnings, if any, on his Employee Contributions;

(c)	Third, a Participant may withdraw from his Rollover Account amounts that were rolled over into the Plan pursuant to subsection 3.09;

(d)	Fourth, a Participant may withdraw from his Rollover Account the earnings, if any, on amounts that were rolled over into the Plan pursuant to subsection 3.09;

(e)	Fifth, a Participant may withdraw his vested interest (determined in accordance with subsection 10.01) in his PAYSOP Account;

(f)	Sixth, a Participant may withdraw from his Profit-Sharing Account his vested interest (determined in accordance with subsection 10.01) in Employer Contributions;

(g)	Seventh, a Participant may withdraw from his ESOP Account his vested interest (determined in accordance with subsection 10.01) in Employer Contributions;

(h)	Eighth, a Participant may withdraw from his Profit-Sharing Account his vested interest (determined in accordance with subsection 10.01) in the portion of such Account attributable to earnings, if any, on Employer Contributions; and

(i)	Ninth, a Participant may withdraw from his ESOP Account his vested interest (determined in accordance with subsection 10.01) in the portion of such Account attributable to earnings, if any, on Employer Contributions.

8.03. Restrictions Applicable to Participants with Less Than Five Years of Service.

(a)	In no event shall the amount of a withdrawal made by any Participant who has completed less than five (5) Years of Service as of the date of the withdrawal include any Employer Contributions that have not been held in Trust for at least the twenty-four (24) month period prior to the date of the withdrawal.

(b)	In the event of a withdrawal by a Participant who has completed less than five (5) Years of Service of the portion of his Participant’s Account that is attributable to Employer Contributions and prior to five (5) consecutive One Year Periods of Severance, the portion of such Employer Contributions that are not withdrawn shall be accounted for separately until the Participant incurs five (5) consecutive One Year Periods of Severance. The Participant’s vested interest in such Employer Contributions at any time shall be the Participant’s vested percentage times the sum of such remaining Employer Contributions and all prior distributions of such Employer Contributions minus all prior distributions of such Employer Contributions.

8.04. General Provisions Applicable to Withdrawals.

(a)	The date on which the Employee Benefits Committee receives a Participant’s request for payment shall be the applicable Value Determination Date for the amount that is withdrawn under any paragraph of subsection 8.02.

(b)	The amount of a withdrawal shall be deducted from the Participant’s Account and the remaining portion of such account shall then become the total value of the Participant’s Account.

(c)	Withdrawals shall be made in cash only except for withdrawals from the Company Stock Fund if the Participant is 100% vested in his or her Account. Except for withdrawals of Employer Contributions before April 1, 2011 (or such later date in 2011 as determined in writing by the senior-most Vice President of Human Resources in his sole discretion), a Participant may indicate the investment Fund or Funds from which he wishes such withdrawal to be made. If the Participant fails to indicate a preference, or if the Participant’s wishes cannot be complied with, the withdrawal shall be made on a pro rata basis from all of the investment Funds in which the amounts withdrawn are then invested. Notwithstanding the foregoing, if a 100% vested Participant elects to be paid in Shares, the Company Stock Fund will be depleted first.

SECTION IX. RESTRICTIONS ON WITHDRAWALS

9.01. Restrictions Upon Number of Withdrawals.

No more than two (2) withdrawals may be made pursuant to either Section VII or Section VIII in any Plan Year.

9.02. Notice Requirements for Withdrawals.

With respect to withdrawals under Section VII and Section VIII, no less than thirty (30) days and no more than one hundred eighty (180) days before the date as of which the withdrawal occurs, the Employee Benefits Committee shall furnish the Participant with a general written explanation of the form in which the withdrawal will be made, the effect on his Participant’s Account of the Participant’s taking such a withdrawal, and any other information the Employee Benefits Committee deems material to the Participant’s request. No request for a withdrawal shall be valid unless it is made after receipt of the written explanation. The Participant may waive the requirement that the withdrawal occur at least thirty (30) days after receipt of the written explanation. The Participant’s written request for a withdrawal shall be deemed to be the Participant’s consent to the distribution of the withdrawn amounts and, if applicable, a waiver of the thirty (30) day notice requirement.

SECTION X. PAYMENTS UPON TERMINATION OF EMPLOYMENT

10.01. Terms of Payment.

(a)	General. Upon termination of employment, a Participant, or, in a proper case, his designated beneficiary or legal representative, shall be entitled to payment from his Participant’s Account in accordance with the following terms and conditions:

(1)	Resignation or Dismissal. Upon resignation or dismissal, a Participant shall be entitled to payment from his Participant’s Account as follows:

(A)	Amount of Payment. A Participant who resigns or is dismissed from employment shall be entitled to receive his vested interest in his Participant’s Account. His vested interest shall be determined in accordance with the following provisions:

(i)	Vesting On or After January 1, 2009. A Participant who is credited with an Hour of Service for the Employer on or after January 1, 2009 shall have a 100% vested interest in his Participant’s Account upon completing 2 Years of Service. Until that time, he shall have no vested interest in his Employer Contributions and earnings thereon. Notwithstanding any provision in the Plan to the contrary, an Employee shall be fully vested, effective January 1, 2009, if he was an employee of (a) SGX Pharmaceuticals, Inc. (or any of its subsidiaries) immediately before becoming an Employee of the Employer or a Qualified Subsidiary; (b) Monsanto Company (or any of its subsidiaries) on September 30, 2008 and became an Employee of the Employer or a Qualified Subsidiary on October 1, 2008; or (c) ImClone Systems Corporation (or any of its subsidiaries) immediately before becoming an Employee of the Employer or a Qualified Subsidiary.

(ii)	Vesting Before January 1, 2009 and On or After June 1, 2005. A Participant who is credited with an Hour of Service for the Employer on or after June 1, 2005, but not on or after January 1, 2009, shall have a one hundred percent (100%) vested interest in his Participant’s Account upon completing three (3) Years of Service. Until that time, he shall have no vested interest in his Participant’s Account.

(iii)	Vesting Prior to June 1, 2005. A Participant who is credited with an Hour of Service for the Employer prior to June 1, 2005, and not after such date, shall have a vested interest in his Participant’s Account in accordance with the following schedule:

Years of Service	Vested Interest
Less than 1	0%
1	20%
2	40%
3 or more	100%

(iv)	Change in Vesting Schedule. If the Plan’s vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the vested percentage of a Participant’s Account, each Participant credited with at least 3 Years of Service (without regard to any service disregarded pursuant to Section 411(a)(4) of the Code) may elect to have his vesting percentage determined under the pre-amendment vesting program. Such an election must be made within 60 days after the latest of (1) the amendment adoption date, (2) the amendment effective date, or (3) the date the Participant is given written notice of the amendment by the Employer. No amendment to the Plan may have the effect of decreasing a Participant’s vesting percentage determined without regard to such amendment as of the later of the date the amendment is adopted or the date such amendment becomes effective. In the event that a Participant who is eligible to make an election under this Section fails to make such an election, the Participant shall be deemed to have made such an election to have his vesting percentage determined under the pre-amendment vesting schedule if his vested interest under the pre-amendment vesting schedule would be greater than under the post-amendment vesting schedule immediately after the effective date of such amendment.

Notwithstanding any provision to the contrary, in no event shall a change in the vesting schedule result in a cutback in violation of Section 1.411(d)-3(a)(3) of the Treasury regulations.

(B)

Time and Method of Payment. Subject to subparagraph (4) and paragraph (b)(1), below, payment shall be made in a lump sum as soon as practicable following the Participant’s resignation or dismissal. Notwithstanding subsection 8.03(b), any amount in which the Participant is not vested shall be forfeited immediately. Forfeitures arising under the preceding sentence shall be used to reduce Employer Contributions as provided in subsection 3.06 or 19.04, or shall be used to reduce administrative expenses as provided in subsection 12.02(n). If a Participant who is less than 100 percent vested is reemployed and repays to the Plan the full amount of the distribution before the earlier of (i) the date on which he incurs five (5) consecutive One Year Periods of Severance, or (ii) five years after the date of his reemployment, the balance of his Participant’s Account as of the date of distribution, unadjusted for any subsequent gains and losses, shall be restored to him. If the present value of any Participant’s vested accrued benefit exceeds $1,000, and the Participant does not consent to the distribution, then forfeiture of the Participant’s nonvested interest in the value of the Employer Contributions credited to his Participant’s Account shall be postponed until the Participant incurs five (5) consecutive One Year Periods of Severance.

(C)	Valuation of the Participant’s Account. If the value of the Participant’s vested accrued benefit, determined as of the date on which the recordkeeper is given notice that the Participant’s employment has terminated, does not exceed $1,000, then the value of the Participant’s Account shall be determined as of the ninetieth (90th) day following the date of the initial determination; provided that, if the value of the Participant’s vested accrued benefit on the ninetieth (90th) day following the date of the initial determination exceeds $1,000, then the value of the Participant’s Account shall be determined as of the date on which the Employee Benefits Committee receives the Participant’s request for payment. If the value of the Participant’s vested accrued benefit, determined as of the date on which the recordkeeper is given notice that the Participant’s employment has terminated, exceeds $1,000, then the value of the Participant’s Account shall be determined as of the date on which the Employee Benefits Committee receives the Participant’s request for payment.

(D)	Payment Not Treated as Withdrawal. Payment upon termination of employment shall not be treated as a withdrawal for purposes of Sections VII and VIII.

(2)

Retirement and Disability. Upon retirement of the Participant under The Lilly Retirement Plan or under a separate retirement plan of an Employer or an affiliate of the Company, or upon the Participant’s becoming a Disabled Employee, he, or his legal representative, may elect payment under option (A) or (B) of subsection 10.01(a)(3), below. The Participant’s election of a payment option shall be made on a form prescribed by the Employee Benefits Committee. Upon attainment of age sixty-five (65), becoming a Disabled Employee, retirement, or death while employed by an Employer, a Participant shall be fully vested in the value of his entire Participant’s Account regardless of the number of Years of Service he has completed. A Participant who has retired as described in the first sentence of this paragraph (2) shall be deemed to have retired under the Plan.

(3)	Payment Options. Payment upon retirement or Disability shall be made under one of the following options:

(A)	Lump Sum. Payment of the entire Participant’s Account, with the value thereof to be calculated as of the date on which the Employee Benefits Committee receives a Participant’s request for payment. Payment under this option may be made at any time not later than the last date of payment permitted by paragraph (b)(1), below.

(B)	Substantially Equal Periodic Payments. Substantially equal annual, semi-annual, quarterly, or monthly payments of a specified proportion of the value of the Units held at the date of retirement or Disability, the proportion to be determined on the basis of the life expectancy of the Participant or the joint life expectancies of the Participant and his surviving spouse, if any. The specified proportion of the Participant’s Account to be paid to the Participant shall be calculated in accordance with guidance issued pursuant to the provisions of Section 72(t) of the Code, and the value of the specified proportion of the Participant’s Account to be paid to the Participant shall be calculated as of the date of each payment. In addition, a Participant who has elected payment under this paragraph (B) may elect at any time to accelerate the payment of all remaining payments into a single lump-sum payment. For purposes of making the accelerated payment, the value of the Participant’s Account shall be calculated as of the date on which the Employee Benefits Committee receives the Participant’s request for payment.

(4)	Information Relevant to Payment Options.

(A)	Notice. No less than thirty (30) days and no more than one hundred eighty (180) days before the date benefits are to commence, the Employee Benefits Committee shall furnish to each Participant who is eligible to receive a distribution, information as applicable regarding: the Participant’s right to defer receipt of the distribution, the material features of the optional forms of benefits under the Plan, and the Participant’s right to make (and the effect of) an election to receive benefits in a particular form.

(B)	Waiver of Notice. If the distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Treasury regulations is given, provided that:

(i)	the Employee Benefits Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii)	the Participant, after receiving the notice, affirmatively elects a distribution.

(5)	Living Trust. A Participant who retires or who becomes a Disabled Employee as described in paragraph (2) of this subsection 10.01(a), may elect that distributions to be made to the Participant shall instead be made directly to a revocable grantor trust (a “living trust”), provided that such election is revocable and is in accordance with such other rules as may be prescribed by the Employee Benefits Committee, and provided that the trustee of the living trust files a written acknowledgment with the Employee Benefits Committee that the living trust has no enforceable right in, or to, any benefit payment that has not yet been made.

(b)	Time and Form of Payment.

(1)	Time of Payment.

(A)

General. Upon termination of a Participant’s Service, payment shall be made, or in the case of a payment option requiring periodic payments, payment shall commence, as soon thereafter as practicable, but not later than the sixtieth (60th) day following the end of the calendar year in which such termination occurs unless the Participant elects to defer distributions. The failure to elect to commence distributions shall be deemed to be an election to defer distributions. Notwithstanding any provision to the contrary, if the present value of any Participant’s vested accrued benefit exceeds $1,000, no immediate distribution shall be made without the consent of the Participant. Except as provided below, in no event shall payments commence later than the “required beginning date,” which shall be April 1 following the later of (i) the calendar year in which the Participant attains age seventy and one-half (70 1/2) and (ii) the calendar year in which the Participant’s employment is terminated, provided that clause (ii) shall not apply to a Participant who is a five percent (5%) owner (as that term is defined in Section 416(i)(1)(B)(i) of the Code and regulations thereunder).

(B)	Retirement and Disability. If a Participant’s Service terminates as a result of his retirement or permanent Disability, the Participant may defer payment or the commencement of payments until the first day of any month thereafter; provided that if the Participant wishes to defer payment or commencement of payment beyond his required beginning date as specified in paragraph (A), above, the Participant shall withdraw, pursuant to subsection 10.01(b)(3) hereof, at least an amount sufficient to satisfy the required distribution rules of Section 401(a)(9) of the Code and the regulations thereunder, with respect to each year for which such a distribution is required. Notwithstanding the foregoing, if the present value of the vested portion of the Participant’s Account is $1,000 or less, the vested portion of the Participant’s Account will be distributed in a lump sum as soon as practicable.

(2)	Withdrawals Prior to Commencement of Distribution. If a Participant has retired or become a Disabled Employee pursuant to subsection 10.01(a)(2) hereof and has elected to defer commencement of the distribution of his Participant’s Account, such Participant shall be entitled to make periodic withdrawals from his Participant’s Account before the distribution of his Participant’s Account commences. If the beneficiary of a Participant who died while actively employed, or of a Participant who died after retiring or becoming a Disabled Employee, has elected to defer commencement of the distribution of the vested portion of the Participant’s Account pursuant to subsection 10.02(a), below, such beneficiary also shall be entitled to make periodic withdrawals from the vested portion of the Participant’s Account before the vested portion of the Participant’s Account is distributed, or, in the case of a spousal beneficiary, before the vested portion of the Participant’s Account commences. Any withdrawal under this subsection 10.01(b)(2) shall be subject to the rules prescribed in Sections VIII and IX of the Plan; provided, however, that

(A)	a withdrawal under this subsection 10.01(b)(2) may include Salary Reduction Contributions and earnings thereon;

(B)	a Participant or beneficiary may make up to one (1) withdrawal per month, or more frequently to the extent permitted in accordance with administrative procedures, under this subsection 10.01(b)(2); and

(C)	subsection 8.03(b) shall not apply to a withdrawal under this subsection 10.01(b)(2).

(c)	Transfer to Affiliate. Notwithstanding the foregoing provisions of this subsection 10.01, a Participant whose employment with an Employer is terminated but who is transferred from employment with an Employer to employment with IVAC Corporation, Eli Lilly Industries, Inc. or any other affiliate designated by the Employee Benefits Committee may elect, in accordance with uniform rules prescribed by the Committee, that his Participant’s Account under the Plan shall be transferred by the Trustee to the trust under the savings plan maintained by such affiliate, provided that such plan is a plan intended to meet the requirements for qualification under Section 401(a) of the Code and that such trust is a trust intended to be exempt from tax under Section 501(a) of the Code.

10.02. Beneficiary and Payment Upon Death.

(a)

Beneficiary. Upon the death of a Participant while actively employed or upon his death after his retirement, his becoming a Disabled Employee, his resignation, or his discharge, but prior to the receipt of any benefits hereunder, the vested portion of the Participant’s Account, determined as of the date of his death, shall be distributed to his beneficiary. Notwithstanding the preceding sentence, (i) if the beneficiary of a deceased Participant is the Participant’s spouse, as specified below, such spousal beneficiary, upon filing a written election with the Employee Benefits Committee, may have payment made, or payments commence over the life expectancy of the Participant’s spouse, at any date not later than December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2) (or December 31 of the calendar year following the calendar year in which the Participant died, if that is later); and (ii) all other beneficiaries, upon filing a written election with the Employee Benefits Committee, may have payment made on a date not later than December 31 of the calendar year containing the fifth anniversary of the date of the Participant’s death.

The sole beneficiary of a Participant who is married on the date of his death shall be the spouse to whom he is then married unless the Participant and such spouse have given their written notarized consent, in accordance with rules prescribed by the Employee Benefits Committee, to the designation of another beneficiary or beneficiaries. The beneficiary or beneficiaries of any other Participant shall be the person or persons designated by the Participant in a written notice filed with the Employee Benefits Committee, in accordance with rules prescribed by the Committee, designating such beneficiary or beneficiaries. If a Participant who is not married fails to designate a beneficiary in a written notice filed with the Employee Benefits Committee, the beneficiary or beneficiaries of such Participant shall be the person or persons designated by the Participant as beneficiary or beneficiaries for the Basic Death Benefit, as defined and provided under the Eli Lilly and Company Life Insurance and Death Benefit Plan. A beneficiary may designate his own beneficiary by filing with the Employee Benefits Committee a written notice designating, in accordance with rules prescribed by the Committee, such beneficiary. A Participant, but not a beneficiary, may designate a trust as his beneficiary by filing with the Employee Benefits Committee a written notice designating, in accordance with rules prescribed by the Committee, such trust beneficiary; provided that a married Participant may designate a trust as his beneficiary only if the Participant and his spouse have given their written notarized consent to the designation as specified above.

(b)

Change of Beneficiary; Receipt. A Participant may from time to time change or cancel any beneficiary designation; provided, however, that any change or cancellation that diminishes the rights of the person who is the Participant’s spouse as of the date that the change or cancellation is purported to be effective shall not be effective without the written consent of such spouse. No designation or change or cancellation of a designation of beneficiaries shall be effective unless received by the Employee Benefits Committee, in a form satisfactory to it, and in no event shall it be effective before the day of such receipt.

(c)	Effect of Designation Hereunder. The designation of a beneficiary under the Plan, including the deemed designation of a Participant’s spouse as his sole beneficiary pursuant to paragraph (a) hereof, shall be controlling over any testamentary or other disposition. In case of doubt as to the right of any person claiming to be a beneficiary, distribution shall be made to the Participant’s surviving spouse; provided, however, that if it is established to the satisfaction of the Employee Benefits Committee that there is no surviving spouse, payment shall be made to the Participant’s estate. Any distribution pursuant to the foregoing sentence shall discharge the Employee Benefits Committee, the Trustees, the Company and the Employers from any further liability with respect to distribution of the Participant’s Account.

(d)	Form of Payment. Distribution to a beneficiary pursuant to paragraph (a) hereof shall be made either in a lump sum or over the life expectancy of the Participant’s spouse, as applicable; provided, however, that in the event that the beneficiary is the spouse married to the Participant on the date of his death, the spouse may elect to have the value of the Participant’s pre-1987 account applied toward the purchase of an annuity contract providing payments for the life of such spouse. The spouse may make the election described in the preceding sentence only if the following conditions are met:

(1)	The Participant was a Participant on November 19, 1984;

(2)	The Participant and such spouse (or, after the death of the Participant, such spouse) made a written election to receive benefits in such form; and

(3)	The Participant died:

(A)	on or after the attainment of age sixty-five (65) while in the active employment of the Employer; or

(B)	on or after his retirement date but prior to the receipt of any benefits hereunder.

(e)	Installment Payments. If a Participant has elected to receive installment payments under subsections 10.01(a)(3)(B) hereof, and if such Participant dies after payments have commenced but before his entire Participant’s Account has been distributed, the remainder of the Participant’s Account shall be valued as of the date of the Participant’s death and distributed to his beneficiary in a lump sum; provided, however, that if the beneficiary is the Participant’s spouse, the spouse may elect to continue receiving installment payments; and provided, however, that all distributions under the Plan shall be made in accordance with Section 401(a)(9) of the Code and the regulations thereunder. A beneficiary may not request that distributions to be made to the beneficiary instead be made directly to a revocable grantor trust (a “living trust”).

(f)	Pre-Retirement Death Benefit for Participant Who Dies During Military Service. Effective January 1, 2007, a Participant on a leave of absence to perform military service with reemployment rights described in Section 414(u) of the Code and who cannot return to employment on account of his death shall be treated as if he died while actively employed for purposes of eligibility for the death benefit described in this subsection 10.02.

10.03. Inability To Locate Payee.

If reasonable efforts have been made during a twelve (12) month period to locate a Participant or beneficiary to whom a distribution is due, and if such Participant or beneficiary cannot be located in spite of these efforts, the Employee Benefits Committee, after the expiration of the twelve (12) month period, may direct that the balance remaining in the Participant’s Account be forfeited and allocated to all of the other Participants’ Accounts in the Plan. If the Participant or beneficiary whose Participant’s Account is forfeited in accordance with the preceding sentence subsequently makes a valid claim for the Participant’s Account, the Participant’s Employer shall restore the Participant’s Account.

10.04. Qualified Domestic Relations Orders.

(a)

Notwithstanding any other provisions of the Plan, in the event that a qualified domestic relations order, as defined in Section 414(p) of the Code, is received by the Employee Benefits Committee, benefits shall be payable in accordance with such order and with Section 414(p) of the Code. The amount payable to the Participant and to any other person, other than the payee entitled to benefits under the order, shall be adjusted accordingly. An alternate payee shall have sixty (60) days from the date that a domestic relations order is determined by the Employee Benefits Committee to be a qualified order to complete and file with the Committee the forms necessary to enroll in the Plan or, alternatively, to file an election to receive the entire amount (but not less than the entire amount) that he is entitled to receive under such qualified domestic relations order. Notwithstanding the provisions of Section VII of the Plan, a distribution made in accordance with the preceding sentence shall include any amount attributable to Salary Reduction Contributions and Catch-Up Contributions, even if neither the Participant nor the alternate payee has incurred a hardship (as defined in subsection 7.01(b)(1) of the Plan) or attained age 59 1/2. In the event that, after sixty (60) days, an alternate payee has not filed an election to receive the entire amount to which he is entitled under a qualified domestic relations order, he shall be deemed to have enrolled in the Plan. An alternate payee who has enrolled or who is deemed to have enrolled in the Plan shall be subject to all of the rules governing withdrawals to which a Participant would be subject under the Plan, including the provisions of Sections VII, VIII, and IX of the Plan, until the Participant reaches the “earliest retirement age” (as defined in Section 414(p) of the Code) under the Plan, or until such later date as shall be specified in the qualified domestic relations order.

(b)	After the receipt by the Employee Benefits Committee of a domestic relations order relating to a Participant, the Employee Benefits Committee shall, in accordance with Section 414(p)(7) of the Code and rules established by the Employee Benefits Committee, separately account for the amounts payable to an alternate payee under the order, and defer payment of any portion of such amounts that is otherwise payable to the Participant, until a determination is made whether the order is a qualified domestic relations order. No payment to a Participant may be deferred under this paragraph (b) beyond eighteen (18) months after the date on which payments would, but for the deferral, be required to commence under the order. In no event shall payment of benefits to a Participant be deferred prior to the receipt by the Employee Benefits Committee of a domestic relations order, unless the Employee Benefits Committee receives a court order prohibiting the disposition of a Participant’s benefits pending resolution of a domestic relations dispute.

10.05. Minimum Required Distribution Provisions.

(a)	General Rules.

(1)	Effective Date. Section 10.05 applies for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(2)	Precedence. These requirements take precedence over any inconsistent provisions of the plan.

(3)	Requirements of Treasury Regulations Incorporated. All distributions required under these provisions are determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(4)	TEFRA Section 242(b)(2) Elections. Notwithstanding the provisions below, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

(b)	Time and Manner of Distribution.

(1)	Required Beginning Date. A Participant’s entire interest must be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(2)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest must be distributed no later than as follows:

(A)

If the Participant’s spouse is the sole designated beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B)	If the Participant’s spouse is not the sole designated beneficiary, the Participant’s entire interest must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s spouse is the sole designated beneficiary and the spouse dies after the Participant but before distributions to the spouse begin, this Section 10.05(b)(2), other than Section 10.05(b)(2)(i), applies as if the spouse were the Participant.

For purposes of this Section 10.05(b)(2) and Section 10.05(d), unless Section 10.05(b)(2)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 10.05(b)(2)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 10.05(b)(2)(i).

(3)	Form of Distribution. Unless the Participant’s interest is distributed in the form of a single sum on or before the required beginning date, as of the first distribution calendar year distributions must be made in accordance with Sections 10.05(c) and (d).

(c)	Required Minimum Distributions During Participant’s Lifetime.

(1)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that is distributed for each distribution calendar year is the lesser of:

(A)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of his birthday in the distribution calendar year; or

(B)	if the Participant’s sole designated beneficiary for the distribution calendar year is his spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions are determined under this Section 10.05(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death.

(1)	Death On or After Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. Unless the death benefit is required to be paid in the form of a lump sum under Section 10.02(e), if the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that is distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	If the Participant’s spouse is the sole designated beneficiary, the remaining life expectancy of the spouse is calculated for each distribution calendar year after the year of the Participant’s death using the spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the spouse’s death, the remaining life expectancy of the spouse is calculated using the age of the spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)	If the Participant’s spouse is not the sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)	No Designated Beneficiary. Unless the death benefit is required to be paid in the form of a lump sum under Section 10.02(e), if the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that is distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	Death Before Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. Unless the death benefit is required to be paid in the form of a lump sum under Section 10.02(d), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that must be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 10.05(d)(1).

(B)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Spouse Are Required to Begin. Unless the death benefit is required to be paid in the form of a lump sum under Section 10.02(d), if the Participant dies before the date distributions begin, the Participant’s spouse is the Participant’s sole designated beneficiary, and the spouse dies before distributions are required to begin to the spouse under Section 10.05(b)(2)(i), this Section 10.05(d)(2) applies as if the spouse were the Participant.

(e)	Definitions.

(1)	Designated beneficiary. The individual who is designated as the beneficiary under Section 10.02(a) of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(2)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 10.02(d). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(4)	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)	Required Beginning Date. The date specified in Section 10.01(b)(1)(A) of the Plan.

(f)	Minimum Required Distributions for 2009. Notwithstanding any provision in this Subsection 10.05 to the contrary, no distribution for the 2009 calendar year shall be made pursuant to this Subsection 10.05, in accordance with Section 401(a)(9)(H) of the Code and IRS guidance thereunder, unless the Participant or Beneficiary elects otherwise.

SECTION XI. METHODS OF PAYING WITHDRAWALS AND PAYMENTS

11.01. Payment from Eli Lilly and Company Common Stock Fund.

Upon written request made at any time prior to payment, a Participant or former Participant, or, in a proper case, a designated beneficiary or legal representative, may receive payment in cash, or in Shares, or in a combination of any of these, provided that he shall not be entitled to receive in Shares any amount greater in value than the value represented by the Units that are being withdrawn by such Participant from the Company Stock Fund. The value of the Participant’s Units in the Company Stock Fund shall be calculated as of the date on which the Employee Benefits Committee receives the Participant’s request for payment from the Fund. The Employee Benefits Committee shall direct the Trustee to fulfill any such request, but the Committee may not direct the issuance of partial Shares upon any request.

This subsection 11.01 shall apply to withdrawals under Section VIII and subsection 19.14 of the Plan, and to distributions under Section X and subsection 19.13 of the Plan.

11.02. Optional Direct Rollover.

(a)	A distributee may elect to have any portion of such payment or withdrawal that is an eligible rollover distribution paid to an eligible retirement plan in a direct rollover. Such an election shall be made in the form and at the time prescribed by the Employee Benefits Committee, shall specify the eligible retirement plan to which the withdrawal amount is to be paid, and shall be subject to such rules as the Employee Benefits Committee from time to time may establish. This subsection 11.02 shall apply to withdrawals under Section VII, Section VIII, and subsection 19.15 of the Plan, and to distributions under Section X and subsection 19.14 of the Plan.

(b)	Definitions. The following definitions apply for purposes of subsection 11.02:

(1)

“Eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributees and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any distribution made upon hardship of the Employee; and the portion of any distribution that is not includible in gross income. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified plan described in Section

401(a) or 403(a) of the Code, or to an annuity contract described in Section 403(b) of the Code, and such plan or contract must agree to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2)	“Eligible retirement plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Program, or a qualified trust described in Section 401(a) of the Code; provided that such plan accepts the distributee’s eligible rollover distribution.

(3)	“Distributee” means a Participant. In addition, the Participant’s surviving spouse and the Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(4)	“Direct rollover” means a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)	Special Rule for Designated Non-Spousal Beneficiary. Effective January 1, 2007, a Participant’s non-spousal beneficiary is a distributee and may elect to transfer a distribution that would be an eligible rollover distribution if it were made to a spousal beneficiary to an IRA described in Section 408(a) or (b) of the Code, that will be treated as an inherited IRA within the meaning of Section 408(d)(3)(C) of the Code, pursuant to a direct rollover. A trust can be a designated beneficiary if it meets the requirements of Section 401(a)(9)(E) of the Code.

(d)	Rollover to Roth IRA. Effective for distributions made on or after January 1, 2008, a distributee or a non-spousal beneficiary may elect a direct rollover of all or any portion of his eligible rollover distribution to a Roth IRA, subject to the limitations set forth in Section 408A of the Code. The Employee Benefits Committee is not responsible for assuring that the distributee is eligible to make a rollover under this subsection 11.02(d).

SECTION XII. ADMINISTRATION

12.01. Administrative Committee.

The Plan shall be administered by an Employee Benefits Committee that shall consist of not less than five (5) nor more than fifteen (15) members appointed by the Board of Directors. The Employee Benefits Committee shall be the “Plan Administrator” for purposes of the Employee Retirement Income Security Act of 1974.

12.02. Appointment, Resignation, and Organization of Committees.

(a)	Employee Benefits and Fund Advisory Committees. The provisions of this subsection 12.02 are applicable to the Employee Benefits Committee established pursuant to subsection 12.01 hereof and the Fund Advisory Committee established pursuant to subsection 13.01.

(b)	Appointed by Board of Directors. The exact number of members of each of the committees, the members thereof, and their respective terms of office shall be designated from time to time by the Board of Directors.

(c)	Acceptance and Resignation. Upon becoming a member of one of the respective committees, the member thereof shall file an acceptance of his appointment in writing with the Secretary of the Board of Directors. Any member of either of such committees may resign by submitting a written resignation to the Secretary of the Board of Directors, effective upon the date specified therein.

(d)	Officers. Each committee shall elect one of its members as Chairman and one of its members as Secretary and may also appoint such other officers as it deems necessary.

(e)	Notice to Trustees. The Secretary or an Assistant Secretary of the Company shall, from time to time, notify the Trustees of the appointment of members of the respective committees and of any other person or persons authorized and designated to act on behalf of the respective committees, together with specimens of the signature of each of such persons, and for all purposes hereunder the Trustees shall be conclusively entitled to rely upon the identity and authority of the Secretary or Assistant Secretary and the members constituting the respective committees and of such other person or persons as disclosed by such certificate.

(f)	No Compensation. No member of either committee shall receive any compensation for his services as such member.

(g)

Manner of Acting. A majority of the members of each committee shall constitute a quorum thereof for the transaction of business, and all resolutions or other actions of such committee at any meeting shall be by vote of a majority of those present at such meeting, provided, however, that any action required or permitted to be taken at any meeting of such committee may be taken without a meeting, if prior to such action a written consent thereto is signed by a majority of the members of such committee and such written consent is filed with the minutes of the committee.

(h)	Meetings. Each committee shall hold meetings at such time, places, and upon such notice as its members may from time to time determine. Accurate records of actions taken at its meetings shall be maintained by each committee.

(i)	Delegations of Authority by Committee. Either committee may, in its discretion, delegate authority to any other person or persons to act on behalf of the committee, including but not in limitation thereof, the right to make any determination or to sign checks, warrants, and other instruments incidental to the operation of the Plan or to be the making of any payment specified therein.

(j)	Employment of Counsel and Other Service Providers. Each committee is authorized to employ counsel, investment consultants and advisers (including, without limitation, vendors of participant education and advice services), actuaries or clerical services providers, or any other service providers, as it may require in carrying out the administration and operation of the Plan and the management of Plan assets, and the expenses incurred shall be payable from the Plan.

(k)	Allocation of Responsibilities Between Committees. The committees, by mutual agreement, in writing, may allocate to either of such committees any duty or responsibility that is not expressly assigned to either of the committees by the provisions of the Plan. Any allocation so made shall be fully effective to assign such duty or responsibility to the designated committee as though such allocation had been made expressly by provisions of the Plan.

(l)	Records and Reports. Each committee shall maintain adequate records for accounting valuation purposes, and shall deliver to the Company or to all Employers making contributions hereunder an annual report showing the status of the fund established pursuant to the Plan.

(m)	Standard of Conduct. The members of each committee shall discharge their duties with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(n)

Costs and Expenses. The costs and expenses of administering the Plan, including, but not limited to, legal fees, accountant’s fees, reasonable compensation for any Investment Manager and the Trustees, and the expenses of the Fund Advisory Committee and the Employee Benefits Committee in the performance of their duties relating to the operation of the Plan, shall be paid for by the Plan, except to the extent they are paid by the Company. The Fund Advisory Committee may establish guidelines for the allocation of any such administrative costs and expenses to the Fund. Forfeitures that are not allocated to Participants’ Accounts or used to repay an Exempt Loan in accordance with other provisions of the Plan shall be used to pay administrative expenses for which the Plan is liable.

12.03. Powers and Duties of the Employee Benefits Committee.

(a)	Rules and Rights. Subject to the provisions of the Plan and to such restrictions as the Board of Directors may adopt, the Employee Benefits Committee may establish rules for the transaction of its business and the administration of the Plan. Subject to such provisions and restrictions, the Employee Benefits Committee shall have the authority to determine, in its complete discretion, all questions relating to the interpretation of the terms and provisions of the Plan and all other questions arising under the Plan or in connection with the administration thereof, including without limitation the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision. All rules, interpretations, determinations, and decisions of the Committee or of the Board of Directors in respect to any matter or question hereunder shall be final, conclusive, and binding upon all persons having or claiming to have any interest in or under the Plan including, but not by way of limitation, all Employees, retired Employees, deferred benefit employees, contingent beneficiaries, spouses, dependent children, and any other person. The Committee shall determine Base Earnings, Years of Service, and years of participation and make any finding of fact necessary for the determination of any right or any benefit payable under the Plan. Benefits under this Plan will be paid only if the Employee Benefits Committee, or its delegate, decides in its discretion that the applicant is entitled to them.

(b)	Checking Account. To facilitate payments to Participants who are making withdrawals, the Employee Benefits Committee may establish and maintain one or more checking accounts in the name of the Plan.

(c)	Claims Procedure. Any person dissatisfied with the Employee Benefits Committee’s determination of a claim for benefits hereunder, upon written request, shall be entitled to a written explanation setting forth the specific reasons for such determination, and of his rights to comment, in writing, to the Committee with respect to such explanation. The Committee shall promulgate such additional rules for processing claims as it deems advisable or as may be required by regulations issued pursuant to the Employee Retirement Income Security Act of 1974.

SECTION XIII. TITLE TO ASSETS AND MANAGEMENT OF FUNDS

13.01. Fund Advisory Committee.

A Fund Advisory Committee consisting of not less than three (3) nor more than twelve (12) members shall be appointed by the Board of Directors. In addition to the other responsibilities herein assigned to it, the Fund Advisory Committee shall advise the respective Trustees of the investment objectives of the Trusts and of any changes or modifications therein. The foregoing shall not relieve a Trustee from the sole responsibility for the investment of the Trust Fund under its control. The Fund Advisory Committee shall be responsible for providing investment-related information to Participants and beneficiaries. The Fund Advisory Committee shall be subject to the procedures and rules set forth in subsection 12.02 of the Plan.

13.02. Trustees.

(a)	Appointment of Trustees. The Fund Advisory Committee shall appoint one or more individuals, banks, or trust companies as Trustees to invest, pursuant to one or more Trusts, all contributions made pursuant to the Plan and all other assets of the Plan. Each Trustee shall serve at the pleasure of the Fund Advisory Committee and shall have such rights, powers, and duties as are contained in the Trust Agreement by which it or he is appointed, and as the same may be amended.

Execution of the Trust Agreement by the Trustee shall be evidence of the Trustee’s acceptance of its fiduciary capacity with respect to the fund created by such Agreement and agreement to the allocation of fiduciary responsibilities, obligations, and duties contained in the Plan and the applicable Trust Agreement.

(b)	Management of Assets. All assets of the Plan shall be held in trust by the Trustees for use in providing the benefits of the Plan. Each Trustee shall have the sole responsibility, subject to subsection 13.02(d) below, for the investment of the funds held pursuant to the applicable Trust. In the event that a contribution by an Employer is made under circumstances described in subsection 3.08 hereof, such Employer shall be entitled to have such contribution returned on the conditions stated in such subsection. In addition, the proceeds of an Exempt Loan (or Financed Shares purchased with such proceeds), as such terms are defined in Section XIX, and earnings thereon, may be used to repay an Exempt Loan under the circumstances described in Section XIX hereof. Except as provided in the preceding two sentences, no part of the corpus or income of any Trust shall be used for or diverted to purposes other than the exclusive benefit of Participants, retired Participants, and spouses and other beneficiaries of the Participants under the Plan.

(c)

Investment Standards. All contributions made under this Plan shall be delivered to the Trustees and shall be held, invested, and reinvested as hereinafter set forth and in accordance with the provisions of any Trust Agreement. Investments shall consist only of those in which a prudent man familiar with the objectives of the Plan and using care, skill, prudence, and diligence would invest in the conduct of an enterprise of a like character and with like aims, diversifying the investments so as to minimize the risk of market losses; provided, however, that investment in the Company Stock Fund as provided by the Plan may be made without any limitation on the percentage of the total fair market value of the trust fund or any Participant’s Account that is so invested.

(d)	Investment Responsibility. Each Trustee shall have sole responsibility for investment of the applicable Trust unless the Fund Advisory Committee appoints an Investment Manager and allocates control and management of all or any portion of the assets held in such Trust to such Investment Manager. Such Investment Manager shall be an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in such Act, or an insurance company that is qualified to manage the assets of employee benefit plans under the laws of more than one state. An Investment Manager shall acknowledge in writing its appointment as a fiduciary of the Plan, and shall serve until a proper resignation is received by the Fund Advisory Committee, or until it is removed or replaced by the Fund Advisory Committee.

(e)	Responsibility of Investment Manager. An Investment Manager shall have sole investment responsibility for that portion of the assets of the Plan that it has been appointed to manage, and no other Plan Fiduciary or any Trustee shall have any responsibility for the investment of any of the assets, the management of which has been delegated to an Investment Manager, or liability for any loss to, or diminution in value of, the assets of the Plan resulting from any action directed, taken, or omitted by an Investment Manager. The Board of Directors, the committees, and the Trustees shall be under no duty to question the direction or lack of direction of any Investment Manager, but shall act, and shall be fully protected in acting, in accordance with each such direction. The investment responsibility of an Investment Manager shall not include responsibility for lending securities held in one or more of the Funds.

(f)	Securities Lending. The right to lend securities, if any, in each of the Funds is expressly reserved to the Trustee that is the custodian of the Fund or portion thereof. The Trustee may, with the consent of the Fund Advisory Committee, lend securities held in one or more of the Funds.

SECTION XIV. MISCELLANEOUS PROVISIONS

14.01. Vesting.

No Employee, retired Employee, or other person shall acquire any right, title, or interest in or to any portion of the assets held pursuant to any Trust otherwise than by the actual payment or distribution of such portion under the provisions of the Plan.

14.02. Nonalienation.

No Employee, retired Employee, or other person shall have any right or power, by draft, assignment, or otherwise, to mortgage, pledge, or otherwise encumber in advance any interest in or portion of the assets held pursuant to any Trust or to give any order in advance upon any Trustee therefor, and every attempted draft, assignment, or other disposition thereof shall be absolutely void except to the extent permitted under Section 401(a)(13) of the Code and the regulations thereunder.

14.03. Spendthrift Provision.

The funds held pursuant to any Trust shall not be liable in any way, whether by process of law or otherwise, for the debts or other obligations of any Employee, retired Employee, or other person. Benefits payable under this Plan shall not be subject, in any manner, to anticipation, alienation, sale, transfer, or assignment by the Employee, and any attempt to do so shall be void. Notwithstanding the foregoing, the Plan Fiduciaries are expressly authorized to comply with a qualified domestic relations order pursuant to subsection 10.04 hereof.

14.04. Nonguarantee.

Plan Fiduciaries, Employers and employees, officers and directors thereof, shall not be held or deemed in any manner to guarantee the Plan against loss or depreciation.

14.05. Indemnification of Certain Fiduciaries.

(a)

Persons Entitled to Indemnification. Any person who is a member of the Employee Benefits Committee, the Fund Advisory Committee, the Board of Directors, or any employee of the Company or of any subsidiary or affiliated company who acts in a fiduciary capacity or any other capacity pursuant to the terms of the Plan, shall be indemnified by the Company against any and all liability and reasonable expense that may be incurred by either of them in connection with, or resulting from, any claim, action, suit, or proceeding (whether actual or threatened civil, criminal, administrative, or investigative or in connection with any appeal relating thereto) in which any of such persons may become involved as a party or otherwise by reason of acting in a fiduciary capacity or by reason of any action taken or not taken in such capacity whether or not such person continued to be a fiduciary at the time such liability or expense is incurred provided such person acted in good faith, in what he reasonably believed to have been in the best interest of the Plan or the Employers, as the case may be, and in addition in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

(b)	Definition. As used in this subsection 14.05, the terms “liability” and “expense” shall include, but shall not be limited to, attorneys’ fees and disbursements and amounts of judgments, fines, or penalties against, and amounts paid in settlement by, such persons.

(c)	Effect of Termination of Proceeding. The termination of any claim, action, suit, or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that such person did not meet the standards of conduct set forth in paragraph (a) above.

(d)	Persons Successful on the Merits. Any person described in paragraph (a) above, who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit, or proceeding of the character described therein shall be entitled to indemnification as of right.

(e)	Persons Not Successful on the Merits. Except as provided in paragraph (d) above, any indemnification hereunder shall be made at the discretion of the Company, but only if (i) the Board of Directors, acting by a quorum consisting of directors who are not parties to, or who have been wholly successful with respect to, such claim, action, suit, or proceeding, shall find that the director, officer, or employee has met the standards of conduct set forth in paragraph (a) above, or (ii) independent legal counsel (who may be regular counsel of the Company) shall deliver to it their written opinion that such person has met such standards.

(f)	Indemnification on Less Than All Claims or Issues. If several claims, issues, or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not so entitled as to others.

(g)	Advance of Costs. The Company may advance expenses to, or where appropriate may, at its expense, undertake the defense of, any such person upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification under this subsection 14.05.

(h)	Application of Indemnification Provisions. The provisions of this subsection 14.05 shall be applicable to claims, actions, suits, or proceedings made or commenced after December 31, 1975, whether arising from acts or omissions to act occurring before or after such date.

(i)	Indemnification Not Exclusive. The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors, and administrators of any such person.

14.06. Payments from the Fund.

All payments of benefits as provided in this Plan shall be made solely out of, and to the extent of, the assets held in Trust, and no Employer shall be liable, directly or indirectly, for the payment of any benefits provided in this Plan, nor shall any Employer be liable for any deficiency existing at any time in any Trust.

14.07. Employment Rights.

The establishment or continuance of the Plan shall not be construed as conferring any legal rights upon any Employee or any person for a continuation of employment, nor shall it interfere with the right of an Employer to discharge any Employee or deal with him without regard to the existence of the Plan.

14.08. Voting Rights.

(a)	Company Stock All voting rights with respect to Shares of Company Stock held by the Plan shall be exercised by the Trustee in accordance with the directions of Participants, or the beneficiaries of deceased Participants (collectively, the Participants and such beneficiaries are “Eligible Voters”), as provided herein, as “named fiduciaries” within the meaning of Sections 402(a) and 403(a)(1) of ERISA. Each Eligible Voter shall have the right to vote the number of Shares represented by the Units in the Company Stock Fund credited to his or her Account (whether or not fully vested) and, unless the Eligible Voter objects as permitted in subsection 14.08(a)(2), a proportionate number of “Undirected Shares.” For this purpose, Undirected Shares are Shares for which the Trustee does not receive voting instructions, including (a) Shares held unallocated in the Suspense Account under the ESOP and (b) except as otherwise provided in subsection 18.07 with respect to PAYSOP Accounts, Shares represented by Units in the Company Stock Fund allocated to the Accounts of Eligible Voters for which such Eligible Voters have not provide timely voting instructions to the Trustee.

(1)	Application of Voting Instructions; General. Except as provided under subsection 14.08(a)(2), voting instructions provided by each Eligible Voter to the Trustee shall apply to the number of Shares represented by Company Stock Fund Units allocated to the Eligible Voter’s Account and to a proportionate number of Undirected Shares; and, for this purpose, each Eligible Voter who provides instructions to the Trustee shall be a named fiduciary (within the meaning of Sections 402 and 403(a)(1) of ERISA) to the Plan with respect to the voting, but shall have no other fiduciary authority or responsibility under this Plan unless otherwise designated as a named fiduciary under another section of the Plan.

(2)	Right to Object. Any Eligible Voter who exercises his or her right to vote the Shares represented by Company Stock Fund Units credited to his or her account may object to the application of his or her voting instructions to any Undirected Shares by providing notice to the Trustee or its designee. An Eligible Voter who objects to the application of his or her voting instructions to Undirected Shares shall not be a named fiduciary of the Plan with respect to voting Undirected Shares. The Employee Benefits Committee shall establish reasonable procedures that allow Eligible Voters to notify the Trustee or its designee of the Eligible Voter’s objection hereunder.

(3)	Notice to Eligible Voters. Before each annual or special meeting of the Company, the Employee Benefits Committee shall cause to be sent to each Eligible Voter the proxy materials and any other information provided to the Company’s shareholders in connection with such annual or special meeting, together with a form requesting voting instructions and describing the procedure by which an Eligible Voter may object to the application of his or her instructions to Undirected Shares. The materials sent to Eligible Voters shall include a notice explaining that: (a) each Eligible Voter’s voting instructions shall be effective with respect to the number of Shares represented by the Units in the Company Stock Fund credited to him or her, (b) unless the Eligible Voter objects to the application of his or her voting instructions to Undirected Shares in accordance with the procedure explained in the notice, the Eligible Voter’s voting instructions shall apply to a pro rata portion of Undirected Shares, (c) each Eligible Voter who provides voting instructions to the Trustee shall be a named fiduciary of the Plan with respect to the Shares voted in accordance with his or her voting instructions, and (d) if the Eligible Voter fails to timely provide voting instructions to the Trustee, the Trustee shall vote the Shares represented by the Units in the Company Stock Fund credited to him or her in accordance with the directions of those Eligible Voters who submit timely instructions to the Trustee and who have not objected to the application of their voting instructions to Undirected Shares, except that Shares allocated to PAYSOP Accounts shall not be voted.

(4)	Voting; Confidentiality. Upon receipt of instructions from Eligible Voters, the Trustee shall vote the Shares represented by the Units in the Company Stock Fund credited to the Eligible Voter (whether or not fully vested) as directed by him or her. The Trustee shall vote Undirected Shares in the same proportion on each issue as it votes Shares for which instructions are received from Eligible Voters who do not object to the application of their voting instructions to a proportionate number of the Undirected Shares. Instructions received by the Trustee from Eligible Voters shall be held in confidence and shall not be divulged or released to any person, including officers or employees of the Company. The Fund Advisory Committee shall review the sufficiency of procedures established to safeguard the confidentiality of Participants and beneficiaries, and shall monitor compliance with these procedures.

(b)	Other Funds. Voting rights, if any, with respect to securities in each of the Funds other than the Company Stock Fund are delegated to the Trustee or the Investment Manager that has the investment responsibility with respect to each such Fund or portion thereof, unless the Fund Advisory Committee has expressly reserved such voting rights to the Trustee that is the custodian of the Fund or portion thereof for which the Investment Manager has the investment responsibility. Notwithstanding the foregoing, voting rights with respect to mutual funds held under an Investment Window as described by subsection 5.09 shall be exercised by the Participant holding such mutual funds in his Participant Account, as a “named fiduciary” within the meaning of Sections 402(a) and 403(a)(1) of ERISA.

14.09. Tender Offers.

(a)	General. In the event of a tender offer by any party other than the Company for Shares or in the event of any similar event to effect a change in control of the Company (as hereinafter defined) by a sale or exchange of Shares, each Eligible Voter shall have the right to instruct the Trustee with respect to the number of Shares represented by the Units in the Company Stock Fund credited to his or her Account (whether or not fully vested) and a proportionate number of Shares held unallocated in the Suspense Account under the ESOP (“Unallocated Shares”), provided that any Eligible Voter may object to the application of his or her tender instructions to Unallocated Shares by providing notice to the Trustee or its designee in accordance with procedures established by the Employee Benefits Committee. Each Eligible Voter shall be a named fiduciary (within the meaning of Sections 402 and 403(a)(1) of ERISA) of the Plan with respect to the exercise of his or her rights in a tender offer but shall have no other fiduciary authority or responsibility under this Plan unless otherwise designated as a named fiduciary under another section of this Plan; provided that no Eligible Voter who objects to the application of his or her tender instructions to Unallocated Shares shall be a named fiduciary with respect to any Unallocated Shares.

(b)

Notice. In the event of a tender offer by any party other than the Company for Shares or in the event of any similar event to effect a change in control of the Company (as hereinafter defined) by a sale or exchange of Shares, the Trustee of the Company Stock Fund shall cause to be sent to each Eligible Voter a form requesting instructions as to whether the Shares should be tendered pursuant to the offer or sold or exchanged pursuant to any similar attempt to effect a change in control and a description of procedures by which the Eligible Voter may object to the application of his or her instructions to Unallocated Shares, together with a notice explaining that: (a) the Eligible Voter’s instructions shall be effective with respect to the number of Shares represented by the Units in the Company Stock Fund credited to his or her Account, (b) unless the Eligible Voter objects to the application of his or her tender instructions to any Unallocated Shares, his or her tender instructions shall also apply to a proportionate number of Unallocated Shares, (c) each Eligible Voter shall be a named fiduciary of the Plan with respect to the number of Shares represented by the Units in the Company Stock Fund allocated to the Eligible Voter’s Account and also with respect to any Unallocated

Shares to which his or her tender instructions apply, and (d) if the Eligible Voter fails to timely provide instructions to the Trustee, and the Eligible Voter does not provide notice of an objection to the application of his or her tender instructions to any Unallocated Shares, the Trustee shall treat the failure to provide instructions to tender or take other action as a direction to not tender or take any other action with respect to the Shares represented by the Company Stock Fund Units in the Eligible Voter’s Account and a proportionate number of Unallocated Shares. At or prior to the time the Trustee causes such request for instructions to be sent to each Eligible Voter, it shall distribute or cause to be distributed to each Eligible Voter copies of any materials required to be distributed to each shareholder of the Company by the Securities and Exchange Commission or by any other appropriate regulatory body in connection with the tender offer or similar attempt to effect a change in control.

(c)	Response to Tender or Similar Offer; Confidentiality. Upon receipt of instructions from the Eligible Voters, the Trustee shall tender or take other action with respect to the Shares represented by the Units in the Company Stock Fund credited to each Eligible Voter as directed by him or her. To the extent the Trustee does not receive instructions with respect to the Shares represented by the Units in the Company Stock Fund credited to an Eligible Voter, or receives instructions from the Eligible Voter not to tender, the Trustee shall not tender such Shares nor take any other action. The Trustee shall tender or take other action with respect to any Unallocated Shares in the same proportion as it acts with respect to Shares allocated to Eligible Voters, except, however, that instructions by Eligible Voters who object to the application of their instructions to Unallocated Shares shall not be taken into account in determining actions to be taken with respect to the Unallocated Shares. Instructions received by the Trustee from Eligible Voters shall be held in confidence and shall not be divulged or released to any person, including officers or employees of the Company. The Board of Directors shall appoint an independent fiduciary to review the sufficiency of procedures established to safeguard the confidentiality of Participants and beneficiaries, and to monitor compliance with these procedures.

(d)	Change in Control. For purposes of this subsection 14.09, a change in control of the Company shall mean the accumulation by any individual, firm, corporation or other entity (other than the Company or any subsidiary thereof or by any employee benefit plan maintained by the Company or such a subsidiary), singly or in combination with any associates or affiliates, of the beneficial ownership of more than twenty percent (20%) of the outstanding shares of capital stock of the Company authorized to be issued from time to time under the Company’s Certificate of Incorporation.

(e)	Tender Offer Proceeds Fund. Any proceeds from the sale of Shares pursuant to paragraph (a) hereof shall be held in a Tender Offer Proceeds Fund. Pending instructions from the Fund Advisory Committee, such Fund shall be invested in such manner as the Trustee of the Company Stock Fund, in its sole discretion, determines.

14.10. Governing Law.

The Plan shall be administered under the laws of the State of Indiana and the Employee Retirement Income Security Act of 1974.

14.11. Merger or Consolidation.

In case of any merger or consolidation of this Plan or the assets of the Plan with, or transfer of the assets or liabilities of the Plan to, any other Plan, the terms of such merger, consolidation, or transfer shall be such that each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

14.12. Payments to Incapacitated Persons.

If the Employee Benefits Committee determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may cause payments to be made to such person’s legal representative, or to a relative or other individual for such a person’s benefit, or to otherwise apply the payment for the benefit of such person, subject to such conditions as the Committee deems appropriate. Any payment of a benefit in accordance with the provisions of this Section shall be a complete discharge of any liability by the Plan to make such payment.

14.13. Uniformed Services Employment and Reemployment Rights Act of 1994.

Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

14.14. Electronic Administration.

In its rules and procedures for the administration of the Plan (including, without limitation, procedures covering any directions, elections, or other action by Participants, and the delivery of statements and required or optional disclosure materials to such individuals), the Employee Benefits Committee may provide for the use of electronic communications and other media. Any reference in this Plan to forms, including forms used for Salary Reduction Contributions and for making participant-directed investment elections, shall mean either written forms or electronic forms, to the extent permitted by applicable law.

SECTION XV. AMENDMENT OR TERMINATION

15.01. Internal Revenue Approval, ERISA Compliance.

The Plan is designed to qualify under Section 401(a) and other applicable provisions of the Code and to comply with ERISA. The Company through action of its Board of Directors may make any modifications or amendments to the Plan that are necessary or appropriate to qualify or maintain the Plan as a plan meeting the requirements of Section 401(a) or any other applicable provisions of the Code, ERISA, or other laws, regulations or rulings.

15.02. Modification and Termination.

(a)	By Board of Directors. It is the expectation of the Company that the Plan will continue indefinitely, but the Company reserves the right to amend or modify the Plan in any respect or to terminate it in whole or in part by action of its Board of Directors. Any such termination or modification shall be effective at such date as the Company may determine. A modification that affects the rights or duties of any Trustee may be made only with the consent of such Trustee. Upon such amendment, the Trustee(s) shall be furnished with a certified copy thereof. The Plan may be amended retroactively, in the discretion of the Board of Directors. No amendment shall eliminate or reduce a Participant’s benefit in violation of Section 411(d)(6) of the Code or the regulations thereunder.

(b)	Delegation of Amending Authority. The Board of Directors delegates to the Employee Benefits Committee the power to amend the Plan, pursuant to a written instrument filed with the important papers of the Company, for the limited purposes specified in subsections 1.01(a)(25)(A), 1.01(a)(25)(B)(iv), and 3.01, with regard to any and all ministerial matters, or with regard to provisions that are not likely to result in substantial additional cost to the Company or that are necessary or desirable to maintain the qualification of the plan under Section 401(a) of the Code. When acting in accordance with the delegation of authority provided in this paragraph (b), the Employee Benefits Committee shall be acting in a settlor capacity, and not as a fiduciary of the Plan.

(c)	Effect of Termination or Modification on Employers. Any action taken by the Board of Directors of the Company under subsection 15.02(a) above in terminating or modifying the Plan, or any decision made by the Company to discontinue further contributions that results in a termination of the Plan, shall be effective similarly to terminate or modify the Plan as to all subsidiary and affiliated companies that, at the effective date of such action, are included within the definition of “Employer” as set out in Section I of this Plan.

(d)	Termination of Participation by Subsidiaries and Affiliates.

(1)	Right To Terminate. There is hereby separately reserved to each subsidiary or affiliated company of the Company that has been designated by the Company and that has adopted this Plan by resolution of its own board of directors (and which company by reason of such action is included within the definition of “Employer” under Section I of the Plan), the right to terminate its participation in this Plan by action of its board of directors.

(2)	Effect on Participants in Event of Termination. Upon the effective date of any termination by any Employer, all Employees of such Employer who are not, or do not thereupon become, Employees of another Employer shall cease thereafter to be Employees or Participants under the Plan, but all such employees who have been Participants in the Plan and who cease to be Employees or Participants under the Plan as above provided shall be treated as though they had a minimum of five (5) Years of Service under the Plan and shall be entitled to such rights of payment of Participants’ Accounts as are available under Section X of the Plan to Participants having at least five (5) Years of Service.

(3)	Effect on Participants Where Plan Continued After Termination. Notwithstanding the foregoing, if a subsidiary or affiliated company shall terminate its participation as an Employer in the Plan but shall continue the Plan, with appropriate amendments, or adopt a substantially similar plan, the withdrawal from the Plan by such Employer shall not be regarded as a termination of the Plan so far as such Employer and its Employees are concerned. In such event the rights of such Employees and their beneficiaries shall be governed in accordance with the provisions of the Plan, as appropriately amended, and continued, or of the substantially similar plan so adopted by such company as if no withdrawal from the Plan had taken place, provided, however, that if an employee of such subsidiary or affiliated company is not eligible to continue participation in the Plan as so continued by such company but continues to meet the definition of “Employee” contained in subsections 1.01(a)(6)(A)(ii), (B), (C), and (D), his participation hereunder shall not be interrupted by the withdrawal of such company and his rights and the rights of his beneficiaries shall continue to be governed in accordance with the provisions of this Plan.

(e)	When Employer Is a “Qualified Subsidiary” Upon Effective Date of Termination. Termination of, or withdrawal from, this Plan by an Employer shall not constitute a termination of this Plan if on the effective date of such termination or withdrawal the Employer is a Qualified Subsidiary as defined in Section I and all of the employees of such Employer who are then participating in this Plan meet the definition of “Employee” contained in subparagraphs (A)(ii), (B), (C), and (D) of subsection 1.01(a)(7). In such event the rights of the Employees of the Employer and the rights of their beneficiaries shall continue to be governed in accordance with the provisions of this Plan, and the participation of such Employees in this Plan shall not be interrupted.

15.03. Distribution on Termination.

In the event of the complete or partial termination of the Plan or the complete discontinuance of contributions thereto, the assets then held in the Trust on behalf of affected Participants, after provision for payment of expenses of liquidation, shall be fully vested and distributable in accordance with the provisions of subsection 10.01 of the Plan; provided, however, that the Salary Reduction Contributions and Catch-Up Contributions (and the earnings thereon) in a Participant’s Account shall not be distributed if the Employer maintains an alternative defined contribution plan, within the meaning of Section 1.401(k)-1(d)(4) of the Treasury regulations.

SECTION XVI. AGENT FOR SERVICE OF PROCESS

16.01. Agent for Process.

The agent for the service of legal process is the Secretary of the Company at 307 East McCarty Street, Indianapolis, Indiana 46285.

SECTION XVII. TOP-HEAVY PLAN

17.01. General Rule.

Effective January 1, 1984, the Plan shall meet the requirements of this Section XVII in the event that the Plan is or becomes a Top-Heavy Plan.

17.02. Top-Heavy Plan.

(a)	Subject to the aggregation rules set forth in paragraph (b), the Plan shall be considered a Top-Heavy Plan pursuant to Section 416(g) of the Code in any Plan Year if, as of the Determination Date, the present value of the cumulative accounts of all Key Employees exceeds sixty percent (60%) of the value of the cumulative accounts of all of the Employees as of such Date, excluding former Key Employees and excluding any Employee who has not performed services for the Employer during the one (1) year period ending on the Determination Date, but taking into account in computing the ratio any distributions made during the one (1) year period ending on the Determination Date (five (5) year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability). For purposes of the above ratio, the account of a Key Employee shall be counted only once each Plan Year, notwithstanding the fact that an individual may be considered a Key Employee for more than one reason in any Plan Year.

(b)	Aggregation and Coordination With Other Plans. For purposes of determining whether the Plan is a Top-Heavy Plan and for purposes of meeting the requirements of this Section XVII the Plan shall be aggregated and coordinated with other qualified plans in a Required Aggregation Group and may be aggregated or coordinated with other qualified plans in a Permissive Aggregation Group. If such Required Aggregation Group is Top-Heavy, this Plan shall be considered a Top-Heavy Plan. If such Permissive Aggregation Group is not Top-Heavy, this Plan shall not be a Top-Heavy Plan.

17.03. Definitions.

For the purpose of determining whether the Plan is Top-Heavy, the following definitions shall be applicable:

(a)	Determination and Valuation Dates. The term “Determination Date” shall mean, in the case of any Plan Year, the last day of the preceding Plan Year. The value of an individual’s account shall be determined as of the Valuation Date and shall include any contribution actually made after such Valuation Date but on or before the Determination Date. The term “Valuation Date” means the most recent Value Determination Date defined in subsection 1.01(a)(31) occurring within a twelve (12) month period ending on the Determination Date.

(b)	Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation has the same meaning as in subsection 4.02(b). The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder

For purposes of determining who is a Key Employee, ownership shall mean ownership of the outstanding stock of the Employer or of the total combined voting power of all stock of the Employer, taking into account the constructive ownership rules of Section 318 of the Code, as modified by Section 416(i)(1) of the Code.

(c)	Non-Key Employee. The term “Non-Key Employee” shall mean any Employee who is a Participant and who is not a Key Employee.

(d)	Beneficiary. Whenever the term “Key Employee,” “former Key Employee,” or “Non-Key Employee” is used herein, it includes the beneficiary or beneficiaries of such individual. If an individual is a Key Employee by reason of the foregoing sentence as well as a Key Employee in his own right, both the value of his inherited benefit and the value of his own account will be considered his Participant’s Account for purposes of determining whether the Plan is a Top-Heavy Plan.

(e)	Compensation and Compensation Limitation. For purposes of this Section XVII except as otherwise specifically provided, the term “Compensation” has the same meaning as in subsection 4.02(b).

(f)	Required Aggregation Group. The term “Required Aggregation Group” shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer in which a Key Employee participates during the five-year period ending on the Determination Date (regardless of whether the plan has terminated), and each other plan of the Employer that enables any plan in which a Key Employee participates during the five-year period ending on the Determination Date (regardless of whether the plan has terminated) to meet the requirements of Sections 401(a)(4) or 410(b) of the Code.

(g)	Permissive Aggregation Group. The term “Permissive Aggregation Group” shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer that meet the requirements of Sections 401(a)(4) and 410(b) of the Code when considered with a Required Aggregation Group.

17.04. Requirements Applicable if Plan is Top-Heavy.

In the event the Plan is determined to be Top-Heavy for any Plan Year, the following requirements shall be applicable.

(a)	Minimum Allocation.

(1)	In the case of a Non-Key Employee who is covered under this Plan but does not participate in any qualified defined benefit plan maintained by the Employer, the Minimum Allocation of contributions plus forfeitures allocated to the Participant’s Account of each such Non-Key Employee who has not separated from service at the end of a Plan Year in which the Plan is Top-Heavy shall equal the lesser of three percent (3%) of Compensation for such Plan Year or the largest percentage of Compensation (including Salary Reduction Contributions) provided on behalf of any Key Employee for such Plan Year. The Minimum Allocation provided hereunder may not be suspended or forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code. The Minimum Allocation shall be made for a Non-Key Employee for each Plan Year in which the Plan is Top-Heavy, even if he has not completed a Year of Service in such Plan Year or if he has declined to elect to have Salary Reduction Contributions made on his behalf.

(2)	A Non-Key Employee who is covered under this Plan and under a qualified defined benefit plan maintained by the Employer shall not be entitled to the Minimum Allocation under this Plan but shall receive the minimum benefit provided under the term of the qualified defined benefit plan.

(3)	No amount of a Non-Key Employee’s Salary Reduction Contributions shall be treated as part of the Non-Key Employee’s Minimum Allocation.

(b)	Top-Heavy Vesting Schedule. The nonforfeitable percentage of a Participant’s interest shall be determined in accordance with the vesting schedule provided under paragraph 10.01(a)(1)(A) of the Plan.

SECTION XVIII. MERGER WITH THE LILLY EMPLOYEE

STOCK OWNERSHIP PLAN

18.01. Transfer of Assets.

(a)	The portion of The Lilly Employee Stock Ownership Plan (the “PAYSOP”) that comprises the accounts of Employees who were Participants in the Plan as of December 17, 1987, shall be merged with the Plan as soon as practicable after that date. Pursuant to the merger, the Plan shall accept the direct trustee-to-trustee transfer of Participants’ account balances under the PAYSOP, together with the assets attributable thereto. The Plan shall be the surviving instrument in the merger. Assets transferred from the PAYSOP to the Plan shall be held in the Trust and shall be administered in accordance with this Section XVIII.

(b)	The assets transferred from the PAYSOP to the Plan with respect to each Participant (the “PAYSOP Account”) shall be allocated to the Participant’s Account maintained for such Participant pursuant to Section 6.01 of the Plan. The Participant’s Account shall show the PAYSOP Account and the earnings thereon separately from amounts attributable to Salary Reduction Contributions, Catch-Up Contributions, Employer Contributions, and Employee Contributions to the Plan. The PAYSOP Account shall be an employee stock ownership plan described in Sections 401(a) and 4975(e)(7) of the Code and Section 407(d) of ERISA.

(c)	A Participant shall be fully vested at all times in his PAYSOP Account and any accumulated earnings thereon.

(d)	The transfer of a Participant’s PAYSOP Account to the Plan shall not be treated as an annual addition for purposes of Section IV of the Plan.

18.02. Investment In the Company Stock Fund.

Each Participant’s PAYSOP Account shall be invested in the Company Stock Fund. A Participant shall not be entitled to have his PAYSOP Account and any earnings attributable thereto invested in any Fund other than the Company Stock Fund, except as provided in subsection 5.06(b) of the Plan.

18.03. Withdrawal of PAYSOP Accounts.

Except as provided in subsection 8.02 or subsection 18.04, below, a Participant may not withdraw any portion of his PAYSOP Account, or the earnings attributable thereto, prior to his retirement, death, Disability, or other termination of employment with the Company and its affiliates.

18.04. Diversification of PAYSOP Accounts.

(a)	Any qualified Participant may elect to receive one or more distributions of Shares from his PAYSOP Account in accordance with this Section 18.04. For purposes of this Section 18.04, the term “qualified Participant” shall mean any Participant who has attained age fifty-five (55) and who has completed at least ten years of participation under the PAYSOP (including years of participation in the Plan after the date of the merger described in this Section XVIII).

(b)	An election to receive a distribution under this Section 18.04 may be made only within 90 days after the close of each Plan Year in the qualified election period. For purposes of this Section 18.04, the term “qualified election period” shall mean the period described in Section 401(a)(28)(B)(iv) of the Code.

(c)	The amount eligible to be distributed under this Section 18.04 following each Plan Year in the qualified election period shall be determined as follows:

(1)	except as otherwise provided in paragraph (2), below, the amount eligible to be distributed shall be 25 percent of that portion of the Participant’s PAYSOP Account that is attributable to Shares acquired with respect to a Plan Year beginning after December 31, 1986, less any amount that has been distributed in accordance with a prior election under this Section 18.04; and

(2)	following the last Plan Year in the qualified election period, the amount eligible to be distributed shall be 50 percent of that portion of the Participant’s PAYSOP Account that is attributable to Shares acquired with respect to a Plan Year beginning after December 31, 1986, less any amount that has been distributed in accordance with a prior election under this Section 18.04.

Notwithstanding any other provision of this Section 18.04, a qualified Participant may not elect to receive a distribution under this Section 18.04 if the portion of his PAYSOP Account eligible for diversification under Section 401(a)(28) of the Code is a “de minimis” amount (as defined in regulations or other guidance issued by the Secretary of the Treasury or by the Internal Revenue Service).

(d)	Not later than 90 days after the end of each period during which an election may be made under subsection (b), above, the Plan shall distribute any amount that a qualified Participant has elected to receive. Any distribution under this Section 18.04 shall be made only from that portion of the qualified Participant’s PAYSOP Account that is attributable to Shares acquired with respect to a Plan Year beginning after December 31, 1986. Any distribution under this Section 18.04 shall be made first from Shares that have satisfied the 84-month allocation requirement in Section 409(d) of the Code. If such Shares are not sufficient to complete the distribution, the remaining portion of the distribution shall be made from Shares that have not satisfied the 84-month allocation requirement in Section 409(d) of the Code, but only to the extent that such a distribution is permitted under Section 409(d) of the Code.

18.05. Distribution of PAYSOP Accounts.

(a)	Upon a Participant’s retirement, death, Disability, or other termination of employment with the Company and its affiliates, the Participant (or, if applicable, the Participant’s beneficiary) shall be entitled to receive a distribution of his PAYSOP Account at the same time and in the same manner as he receives a distribution of the other portions of his Participant’s Account under Section X of the Plan. A Participant shall not be entitled to elect a time or method of distribution, or to designate a beneficiary, with respect to his PAYSOP Account that is different from the time and method of distribution and beneficiary that are applicable to the other portions of his Participant’s Account.

(b)	For purposes of determining, pursuant to Section X, whether a Participant’s vested accrued benefit exceeds $1,000, the Participant’s PAYSOP Account shall not be considered separately, but shall be included with the other portions of his Participant’s Account.

(c)	A Participant or beneficiary may elect, pursuant to Section XI hereof, to receive the distribution of the Participant’s PAYSOP Account in Shares rather than in cash; provided, however, that the Trustee shall distribute fractional Shares in cash rather than in common stock.

(d)	A retired Participant who has elected to defer commencement of the distribution of his Participant’s Account may make periodic withdrawals from his PAYSOP Account pursuant to subsection 10.05 of the Plan.

18.06. Qualified Domestic Relations Orders.

If any portion of a Participant’s PAYSOP Account is subject to a qualified domestic relations order, such amount shall be paid in accordance with subsection 10.04 of the Plan. Notwithstanding the provisions of subsection 18.03 of the Plan and Section 409(d) of the Code, payments may be made from a Participant’s PAYSOP Account to an alternate payee under a qualified domestic relations order even if the Participant has not terminated his employment with the Company and its affiliates, and even if part or all of the Shares in the Participant’s PAYSOP Account has not become eligible for distribution to the Participant under Section 409(d) of the Code. Except to the extent otherwise provided in the qualified domestic relations order, any distribution to an alternate payee under this subsection 18.06 shall be derived from Shares in the order in which such Shares were allocated to the Participant’s PAYSOP Account, beginning with the Shares that were most recently allocated to the Participant’s PAYSOP Account.

18.07. Voting Rights.

A Participant shall be entitled to vote the Shares allocated to his PAYSOP Account in accordance with the rules set forth in subsection 14.08(a) of the Plan; provided, however, that if the Participant does not instruct the Trustee how to exercise the Participant’s voting rights with respect to the Shares allocated to the Participant’s PAYSOP Account, the Trustee shall not vote such Shares.

18.08. Dividends.

To the extent that any cash dividend is paid with respect to Shares that are allocated to a Participant’s or beneficiary’s PAYSOP Account on the record date for such dividend, and such dividend is not used to make a payment on an Exempt Loan in accordance with subsection 19.10(a), a Participant or Beneficiary may affirmatively elect to receive a cash dividend in cash, in accordance with procedures established by the Employee Benefits Committee. If no such election is made, such dividend will be reinvested in Shares.

18.09. Applicability of Plan Provisions.

The provisions of the Plan other than this Section XVIII shall apply to a Participant’s PAYSOP Account on and after the date of the merger described in this Section XVIII in the same manner and to the same extent as such provisions apply to other portions of the Participant’s Account under the Plan; provided, however, that no such provision of the Plan shall apply to a Participant’s PAYSOP Account to the extent that the application of such provision would conflict with this Section XVIII or would violate applicable law.

SECTION XIX. ESOP PROVISIONS

19.01. Introduction.

This Section XIX of The Lilly Employee 401(k) Plan shall be known as “The Eli Lilly and Company Common Stock Fund” (the “ESOP”). The ESOP permits the Trustee to borrow amounts to finance the purchase of Shares, and provides for the investment of Employer Contributions, and the earnings thereon, in Shares, so that Participants will have an opportunity to become shareholders of the Company. Effective April 1, 2011 (or such later date in 2011 as determined in writing by the senior-most Vice President of Human Resources in his sole discretion), the ESOP shall apply to all amounts invested in the Company Stock Fund, including pursuant to Participant investment elections made in accordance with Section V. The effective date of the ESOP shall be January 1, 1989.

The Company intends that the Profit-Sharing Plan and the ESOP together shall constitute a single plan under Section 1.414(l)-1(b)(1) of the Treasury regulations. Accordingly, the provisions set forth in the other sections of the Plan shall apply to the ESOP in the same manner as those provisions apply to the Profit-Sharing Plan, except to the extent that those provisions are by their terms inapplicable to the ESOP, or to the extent that they are inconsistent with the specific provisions set forth below in this Section XIX. The amendment of the Plan to include the ESOP shall not affect any beneficiary designations or any other applicable agreements, elections, or consents that Participants, spouses, or beneficiaries validly executed under the terms of the Plan before the effective date of the ESOP; and such designations, agreements, elections, and consents shall apply under the ESOP in the same manner as they apply under the Profit-Sharing Plan.

19.02. Definitions.

The following words and phrases, as used in this Section XIX, shall have the following meanings unless a different meaning is plainly required by the context:

(a)	“ESOP Account” shall mean the portion of a Participant’s Account that reflects a Participant’s or beneficiary’s interest in the ESOP.

(b)	“ESOP Shares Fund” shall mean the portion of the Company Stock Fund that is maintained for the investment of the ESOP assets. The ESOP Shares Fund shall include both ESOP assets that are allocated to Participants’ and beneficiaries’ ESOP Accounts and ESOP assets that are held unallocated in a Suspense Account.

(c)	“Exempt Loan” shall mean a loan, loan guarantee, or other extension of credit to the ESOP from an individual or entity that is a “party in interest” within the meaning of Section 3(14) of ERISA or a “disqualified person” within the meaning of Section 4975(e)(2) of the Code, provided that the proceeds of such extension of credit are used by the Trustee to finance the purchase of Shares or to repay an Exempt Loan in accordance with subsection 19.12 of the ESOP.

(d)	“Financed Shares” shall mean Shares purchased with the proceeds of an Exempt Loan and held in a Suspense Account. The term shall not include Shares that have been released from a Suspense Account and allocated to the ESOP Accounts of Participants or beneficiaries in accordance with subsection 19.12 of the ESOP.

(e)	“Suspense Account” shall mean an account to which Shares purchased with the proceeds of an Exempt Loan (and earnings attributable to such Shares) shall be allocated until such Shares and earnings are released from suspense and allocated to the ESOP Accounts of Participants or beneficiaries in accordance with subsection 19.12 of the ESOP.

19.03. Eligibility.

An Employee shall become a Participant in the ESOP on the effective date of the ESOP, provided that such Employee was a Participant in the Plan on that date. Any other Employee shall become a Participant in the ESOP as of the date on which such Employee becomes a Participant in the Plan.

19.04. Employer Contributions.

(a)	Matching Contributions.

Except as otherwise provided in this subsection 19.04, an Employer shall contribute to the ESOP on behalf of its Employees for each month an amount sufficient to provide each Employee with an allocation of Shares equal to one hundred percent (100%) of the Employee’s Salary Reduction Contributions (without regard to Catch-Up Contributions) for such month; provided, however, that in no event shall Matching Contributions be made with respect to (1) Salary Reduction Contributions that exceed six percent (6%) of a Participant’s Base Earnings, (2) Salary Reduction Contributions that exceed the limit set forth in subsection 3.03(d), above, or (3) Excess Salary Reduction Contributions; and provided further that in no event shall Matching Contributions be made to the extent that such contributions would cause the contribution percentage limit set forth in subsection 19.07 herein to be exceeded. Matching Contributions shall be made by an Employer only out of its current or retained earnings and profits (except as provided in subsection 19.04(b)(2) or subsection 19.04(c)(1), below). Matching Contributions shall be allocated among the Participants’ ESOP Accounts in the proportion that each Participant’s Salary Reduction Contributions (without regard to Catch-Up Contributions) bear to the aggregate Salary Reduction Contributions (without regard to Catch-Up Contributions) for the month.

(b)	Contributions Charged to Employers.

(1)

Charged Against Employer Earnings. Except as provided in subparagraph (2) of this subsection 19.04(b) or in subsection 19.04(c)(1), below, the contributions made by Employers in accordance with the provisions of subsection 19.04(a) for the months occurring within each Plan Year shall be charged among such Employers and paid by each such Employer from its own current or retained earnings on the basis that such contributions are credited to the accounts of Participants who are employed by it during the months of the taxable year for which the contributions are made.

(2)	Employers Without Earnings. In the event that any Employer is prevented from making all or any part of the contribution that it would otherwise have made under the ESOP, as above provided, by reason of having no current or retained earnings for such taxable year, or because its current and retained earnings for such taxable year are insufficient to make the required contribution, then such contribution that such Employer was so prevented from making, or so much of such contribution that is in excess of said Employer’s current and retained earnings for such taxable year, shall be made for said Employer by the other Employers who are members of the same “affiliated group” within the meaning of Section 1504 of the Code, as amended, who have current or retained earnings for such taxable year. If there is more than one other such Employer who has current or retained earnings for such taxable year, then said prevented contributions shall be charged and paid by such Employer(s) as may be determined pursuant to agreement between such Employers, consistent with requirements for deduction of such contribution under applicable provisions of the Code.

(3)	Forfeitures. Except as otherwise provided in subsection 19.04(c)(3), below, forfeitures that arise under the Plan shall be allocated to Participants’ ESOP Accounts on the basis of their Salary Reduction Contributions for any Plan Year in which the Employers have elected to make Matching Contributions to the ESOP rather than to the Profit-Sharing Plan. Forfeitures allocated in this manner shall be treated as Matching Contributions, whichever is applicable, and shall be allocated to Participants’ ESOP Accounts in the manner described in paragraph (a) above. The forfeiture allocations described in this paragraph (b)(3) shall reduce, dollar for dollar, the amount of the Matching Contributions that otherwise would be allocated to the Participant pursuant to paragraph (a) of this subsection 19.04.

(c)	Exempt Loan Contributions.

(1)	Contribution Requirements. For each Plan Year (or portion thereof) during which there are Financed Shares in a Suspense Account, the Employer Contributions to the ESOP shall not be less than an amount that is sufficient, when aggregated with dividend payments described in subsection 19.10(a), to pay any currently maturing obligations under any Exempt Loan. The Employer Contributions under this paragraph (c) shall be paid in cash to the extent necessary to provide the ESOP with cash sufficient to pay any currently maturing obligations under any Exempt Loan, and shall be paid in two or more installments during the Plan Year to the extent necessary to permit the Trustee to meet the payment schedule for any Exempt Loan. The Employer Contributions described in this paragraph (c) shall be made without regard to whether the Employer Contributions exceed the current or accumulated earnings and profits of the Employers.

(2)	Allocations. The value of the Shares released from a Suspense Account and allocated to a Participant’s ESOP Account by reason of an Exempt Loan payment made pursuant to this subsection 19.04(c) for any Plan Year (including the portion of such Exempt Loan payment that is attributable to dividends as described in subsection 19.10(a)) shall determine whether the Matching Contributions for the Plan Year are sufficient to provide eligible Participants with allocations whose value is at least as great as the amounts determined under paragraph (a) of this subsection 19.04.

(3)	Forfeitures. Forfeitures shall not be used to repay an Exempt Loan. For each Plan Year (or portion thereof) during which there are Financed Shares in a Suspense Account, forfeitures shall be applied in the manner described in subsection 19.12 to replace dividends that are used to repay an Exempt Loan or to provide additional allocations to Participants. To the extent that forfeitures are not required to be used for either of the foregoing purposes under the provisions of subsection 19.12, they shall be used to pay administrative expenses in accordance with subsection 12.02(n) hereof.

(d)	Contributions of Shares. Except as provided in subsection 19.04(c)(1), the Employers may, at their election, make all or any part of any Matching Contribution to the ESOP in Shares rather than in cash. The Shares so contributed shall have a fair market value equal to the amount of such Matching Contribution (or portion thereof). The fair market value of a Share shall be the mean between the highest and lowest quoted selling price per share for a 100 share lot of Eli Lilly and Company Common Stock on the composite tape of New York Stock Exchange issues on the date of payment to the Trustee.

(e)	Contributions to the Profit-Sharing Plan. The Employers may, at their election, make a Matching Contribution to the Profit-Sharing Plan pursuant to subsection 3.06 in lieu of all or a portion of the Matching Contribution otherwise required under this subsection 19.04; provided that the Employers may not make a Matching Contribution to the Profit-Sharing Plan in lieu of any Matching Contribution that is required to repay an Exempt Loan as described in subsection 19.04(c), above. The amount of the Matching Contribution otherwise required to be made pursuant to paragraph (a) of this subsection 19.04 with respect to a Participant shall be reduced, dollar for dollar, by the amount of any Matching Contribution that is allocated to the Participant’s Profit-Sharing Account for the Plan Year.

(f)	Deductibility. All Matching Contributions to the ESOP are conditioned on the deductibility of the contributions under Section 404 of the Code for the taxable year with respect to which the contributions were made.

(g)	Transfer of Shares from Profit-Sharing Accounts or PAYSOP Accounts.

(1)	Transfers at Election of Committee. The Fund Advisory Committee may, at its election, direct the Trustee to transfer from the Profit-Sharing Plan to the ESOP any portion of the Company Stock Fund that is attributable to Employer Contributions, and earnings thereon, credited to Participants’ Profit-Sharing Accounts prior to the date of the transfer, or any portion of the Company Stock Fund that is credited to Participants’ PAYSOP Accounts prior to the date of the transfer. Any Shares transferred in accordance with this subsection (g) shall be held in the ESOP Shares Fund and shall be credited to the ESOP Accounts of those Participants and beneficiaries from whose Profit-Sharing Accounts or PAYSOP Accounts the Shares were transferred. Any Shares transferred from a Participant’s or beneficiary’s PAYSOP Account to his ESOP Account shall continue to be accounted for separately after the transfer, and shall remain subject to the special rules set forth in Section XVIII hereof.

(2)	Effect of Transfers. Any Shares transferred in accordance with this paragraph (g) shall not be considered “annual additions” under subsection 19.06 hereof, and shall not be taken into account in determining the contribution percentage of any Participant under subsection 19.07 hereof.

(h)	Contributions Not Recoverable by Employer. The Trustee shall hold the contributions received by it under subsection 19.04 for the respective Participants subject to the provisions of the Plan. No such contribution shall be recoverable by the Employers, except as provided in subsection 19.04(i), below.

(i)	Return of Employer Contributions. In the event that an Employer Contribution made pursuant to subsection 19.04

(1)	is made under a mistake of fact, or

(2)	is disallowed as a deduction under Section 404 of the Code for the taxable year with respect to which it was made,

the contribution shall, at the option of such Employer, be returned to such Employer within one (1) year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable; provided, however, that an Employer may not recover from the Plan any contribution that has been used to repay an Exempt Loan. The amount returned shall not be increased to reflect any investment earnings, but shall be decreased to reflect any losses. If the amount returned to such Employer would cause the balance of any Participant’s Account to be less than the balance would have been had the returned contribution never been made, the amount to be returned shall be limited to prevent such loss.

19.05. Payment to Trustee.

(a)	Matching Contributions. Except as provided in paragraph (b), below, an Employer’s Matching Contributions shall become due for payment to the Trustee of the Company Stock Fund at the end of each month during the Plan Year.

(b)	Exempt Loan Payments. Any Minimum Matching Contribution or Additional Matching Contribution made pursuant to subsection 19.04(c), above, shall be paid to the Trustee of the Company Stock Fund in time to permit the Trustee to satisfy any currently maturing obligation under any Exempt Loan. The Employers may, at their election, make all or any portion of such Minimum Matching Contribution or Additional Matching Contribution (or direct the Trustee to use all or any portion of the dividends described in subsection 19.10(a), below) in time to permit the Trustee to pre-pay all or a portion of any obligation under an Exempt Loan.

19.06. Limits on Annual Additions.

(a)	Limits on Additions to ESOP Accounts. Except as otherwise expressly stated in this subsection 19.06, the provisions of Section IV apply to ESOP Accounts.

(b)	Annual Additions.

(1)	The term “annual addition” as used in paragraph (a) of this subsection 19.06 means Employer Contributions allocated to the Participant’s ESOP Account during a limitation year. Except as provided in paragraph (c) of this subsection 19.06, the term “annual addition” also includes any Employer Contributions of principal and interest used to repay an Exempt Loan for the limitation year. For purposes of the immediately preceding sentence, the amount of the annual addition shall be determined by reference to the amount of the Employer Contribution used to repay an Exempt Loan rather than by reference to the value of the Shares released from a Suspense Account and allocated to a Participant’s ESOP Account for the limitation year.

(2)	The term “annual addition” shall not include any dividend paid with respect to Shares that are held in a Suspense Account or allocated to a Participant’s ESOP Account. The term “annual addition” also shall not include the value of any Shares that are allocated to a Participant’s ESOP Account in accordance with subsection 19.12, below, in order to replace any dividends that are used to make payments on an Exempt Loan.

(c)	Special Rules for Exempt Loan Payments. If no more than one third of the Employer Contributions for a limitation year that are deductible under paragraph (9) of Section 404(a) of the Code are allocated to Participants who are Highly Compensated Employees (within the meaning of Section 414(q) of the Code), the limitation imposed by this subsection 19.06 shall not apply to:

(1)	forfeitures of Shares that were acquired with the proceeds of an Exempt Loan as described in Section 404(a)(9)(A) of the Code, or

(2)	Employer Contributions that are deductible under Section 404(a)(9)(B) of the Code and that are charged against a Participant’s Account.

If allocations for a limitation year would cause more than one third of the Employer Contributions that are deductible under Section 404(a)(9) of the Code to be allocated to Highly Compensated Employees, such allocations shall be reduced or eliminated, in a manner prescribed by the Employee Benefits Committee that is consistent with applicable laws and regulations, to the extent necessary to prevent the limit on allocations to Highly Compensated Employees from being exceeded.

19.07. Limits on Employer Contributions.

(a)	Contribution Limits. Employer Contributions to the ESOP for any Plan Year shall satisfy the contribution percentage test in Section 401(m)(2) of the Code and the regulations thereunder, including Section 1.401(m)-2 of the Treasury regulations or any successor provision. The Employer elects current year testing. Once made, this election can only be undone if the Plan meets the requirements for changing to prior year testing set forth in Section 1.401(m)-2(c) of the Treasury regulations (or superseding guidance). Matching Contributions forfeited by a Participant under subsection 3.04(c), above, with respect to a Plan Year shall not be taken into account in determining whether Employer Contributions to the ESOP for that Participant satisfy the contribution percentage test for that Plan Year.

Notwithstanding anything to the contrary in this Section XIX, if the contribution percentage of those Participants who are Highly Compensated Employees exceeds the limit imposed by Section 401(m) of the Code, the following rules shall apply:

(1)	The amount of the excess aggregate contributions (determined in accordance with Section 401(m)(6)(B) of the Code) for the Plan Year, and any income attributable to such contributions (determined in accordance with Section 1.401(m)-2(b)(2)(iv) of the Treasury regulations, without regard to the “gap period”), shall be distributed (or, if forfeitable, shall be forfeited) before the first March 15 following the close of the Plan Year.

(2)	Any distribution in accordance with paragraph (1), above, shall be made to Participants who are Highly Compensated Employees on the basis of the respective portions of the excess aggregate contributions attributable to each such Participant. Such distributions shall be made notwithstanding any other provision of the Plan.

Notwithstanding the foregoing, the excess aggregate contributions shall be distributed to Participants who are Highly Compensated Employees on the basis of the amount of contribution by, or on behalf of, each Highly Compensated Employee in accordance with Section 1.401(m)-2(b)(2) of the Treasury regulations (or superseding guidance).

(b)	Treatment of Exempt Loan Payments. To the extent that an Employer Contribution is used to repay an Exempt Loan as described in subsection 19.04(c), above, a Participant’s contribution ratio for a Plan Year shall be determined by reference to the amount of the Employer Contribution that is made with respect to the Participant rather than by reference to the value of the Shares that are released from a Suspense Account and allocated to the Participant’s ESOP Account by reason of the Employer Contribution.

19.08. Vesting and Forfeitures.

(a)	Vested Percentage. A Participant’s vested interest in the Employer Contributions and earnings thereon allocated to his ESOP Account shall be determined in accordance with subsection 10.01(a) of the Plan.

(b)	Forfeitures. A Participant who is not 100% vested in all amounts allocated to his ESOP Account shall forfeit the nonvested portion of his ESOP Account in accordance with the rules prescribed by subsection 10.01(a) of the Plan. Shares that were allocated to the Participant’s ESOP Account from a Suspense Account as provided in subsection 19.12 hereof shall be forfeited only after all other assets allocated to the Participant’s ESOP Account have been forfeited. If the Participant subsequently returns to employment with the Company or an affiliate before he incurs five consecutive One Year Periods of Severance, his ESOP Account shall be restored if he satisfies the requirements of subsection 10.01(a) of the Plan.

19.09. ESOP Accounts.

A separate account shall be established for each Participant, known individually as the ESOP Account and collectively as the ESOP Accounts. A Participant’s ESOP Account shall be maintained in accordance with the rules set forth in Section VI of the Plan.

19.10. Payment of Dividends.

(a)	Exempt Loan Payments. The Fund Advisory Committee may direct the Trustee to use any cash dividend to make payments on an Exempt Loan, provided that the cash dividend is paid with respect to Shares that are held by the ESOP on the record date for such dividend. This paragraph (a) shall apply both to dividends paid with respect to Shares that are allocated to a Participant’s or beneficiary’s ESOP Account and to dividends paid with respect to Shares that are held in a Suspense Account. In addition, to the extent directed by the Fund Advisory Committee, this subsection (a) shall apply to dividends paid with respect to Shares that were transferred to the ESOP from a Participant’s or beneficiary’s Profit Sharing Account or PAYSOP Account, or from any other tax-qualified defined contribution plan sponsored by the Company or an affiliate.

(b)	Replacement of Dividends on Allocated Shares. To the extent that any dividend is paid with respect to Shares that are allocated to an ESOP Account, and such dividend is used to make a payment on an Exempt Loan in accordance with paragraph (a), above, Shares with a fair market value not less than the amount of the dividend shall be allocated to the ESOP Account for the Plan Year for which the dividend would have been allocated to the ESOP Account.

(c)	Other Dividends. To the extent that any cash dividend is paid with respect to Shares that are allocated to a Participant’s or beneficiary’s ESOP Account on the record date for such dividend, and such dividend is not used to make a payment on an Exempt Loan in accordance with paragraph (a), above, the dividend shall be taken into account in determining the value of a Unit of Participation in the Company Stock Fund as described in Section VI hereof.

(d)	Distributions of Dividends. To the extent that any cash dividend is paid with respect to Shares that are allocated to a Participant’s or beneficiary’s ESOP Account on the record date for such dividend, and such dividend is not used to make a payment on an Exempt Loan in accordance with paragraph (a), a Participant or Beneficiary may affirmatively elect to receive a cash dividend in cash, in accordance with procedures established by the Employee Benefits Committee. If no such election is made, such dividend will be reinvested in Shares.

19.11. ESOP Shares Fund.

(a)	Investment in Shares. The ESOP is designed to invest primarily in qualifying employer securities, as defined in Section 4975(e)(8) of the Code. Accordingly, the ESOP Shares Fund shall consist principally of Shares. The Trustee shall purchase such Shares required as a result of dividends and other distributions received with respect to Shares (other than dividends used to repay an Exempt Loan in accordance with subsection 19.10, above) in the open market or by private purchase, including purchase from the Company.

(b)	Purchase From the Company. Any purchase of Shares from the Company shall be at a price per share not in excess of the mean between the highest and lowest quoted selling price per share for a 100 share lot of Eli Lilly and Company Common Stock on the composite tape of New York Stock Exchange issues on the date of purchase by the Trustee. Dividends and other distributions received with respect to Shares (other than dividends used to repay an Exempt Loan in accordance with subsection 19.10, above) and Employer Contributions made in cash shall be invested in Shares as soon as practicable, except as otherwise provided in this Section XIX.

(c)	Short-Term Investments. Nothing in this subsection 19.11 or in subsection 19.12, below, shall be construed to prevent the Trustee from retaining in cash or cash equivalents or other short-term investments (i) the proceeds of any Exempt Loan, until such proceeds are used to acquire Shares, or to repay all or any portion of an Exempt Loan; (ii) cash dividends received on Shares held in the ESOP Shares Fund, until such dividends are applied to repay an Exempt Loan or are invested in Shares; and (iii) such other amounts as may be required for the proper administration of the Trust.

19.12. Exempt Loan Provisions.

(a)	Authority To Obtain or Modify an Exempt Loan. The Trustee, acting in accordance with a resolution of the Board of Directors, at the direction of the Fund Advisory Committee, or at the direction of corporate officers authorized by the Board of Directors, may obtain an Exempt Loan from time to time in order to finance the acquisition of Shares or to refinance a prior Exempt Loan. An Exempt Loan shall be primarily for the benefit of Participants of the ESOP and their beneficiaries and shall satisfy the conditions set forth in this subsection 19.12. The Trustee, acting in accordance with a resolution of the Board of Directors, at the direction of the Fund Advisory Committee, or at the direction of corporate officers authorized by the Board of Directors, may extend or renew an Exempt Loan, or may otherwise modify the terms of the Exempt Loan, provided that the Exempt Loan, as extended, renewed, or otherwise modified, continues to satisfy the conditions set forth in this subsection 19.12.

(b)	Terms of the Exempt Loan. An Exempt Loan shall bear a reasonable rate of interest, shall be for a specific term, and shall not be payable on demand except in the event of default. Any collateral pledged to the lender by the Trustee shall consist only of the Financed Shares purchased with the proceeds of the Exempt Loan, or Financed Shares purchased with the proceeds of a prior Exempt Loan that is being refinanced; provided that this sentence shall not be construed to prevent the Company from guaranteeing repayment of the Exempt Loan. Any pledge of Financed Shares shall provide for the release of the Shares so pledged no later than the date the Trustee makes payments on the Exempt Loan and shall provide for the allocation of the Shares to Participants’ ESOP Accounts in accordance with Section 19.12(d). Under the terms of the Exempt Loan, the lender shall have no recourse against assets of the ESOP except with respect to (i) the Financed Shares pledged to secure the Exempt Loan, (ii) Employer Contributions (other than contributions of Shares) that are made to the ESOP to meet its obligations under the Exempt Loan, and (iii) earnings attributable to the Financed Shares or to the investment of the Employer Contributions.

(c)	Use of Loan Proceeds. The Trustee shall use the proceeds of an Exempt Loan, within a reasonable time after their receipt by the ESOP, only for one or more of the following purposes: (i) to acquire Shares; (ii) to repay the Exempt Loan; or (iii) to repay a prior Exempt Loan. Until the proceeds of an Exempt Loan are used as described in the preceding sentence, the Trustee may invest such proceeds in cash or cash equivalents or other short-term investments in accordance with subsection 19.11(c), above. The Trustee shall pay no more than “adequate consideration” (within the meaning of Section 3(18) of ERISA) for any Shares acquired with the proceeds of an Exempt Loan.

(d)	Suspense Account. Financed Shares acquired by the ESOP with the proceeds of an Exempt Loan shall be allocated to a Suspense Account. Such Financed Shares shall be released from the Suspense Account as the Trustee makes payments on the Exempt Loan, and shall be allocated to the ESOP Accounts of Participants and beneficiaries who are eligible under subsection 19.04 to receive an allocation of Employer Contributions, or who are eligible under subsection 19.10 to receive an allocation to replace dividends that are used to repay the Exempt Loan. The Fund Advisory Committee may, to the extent not prohibited by the terms of the Exempt Loan, direct the Trustee to release Shares from the Suspense Account and allocate such Shares during a year on a monthly, bimonthly or quarterly basis in advance of a scheduled payment of principal or interest on an Exempt Loan for such year, provided that the number of all Financed Shares released and allocated to the ESOP Accounts of Participants for such year equals the number of Financed Shares necessary to satisfy Section 54.4975-7(b) (8) of theTreasury regulations and this section 19.12. The number of Financed Shares to be released from the Suspense Account in each Plan Year for allocation to ESOP Accounts shall be determined according to the method set forth in paragraph (1), below, unless the Fund Advisory Committee expressly provides that the method set forth in paragraph (2), below, shall apply with respect to a particular Exempt Loan.

(1)	General Rule. For each Plan Year during the duration of an Exempt Loan, the number of Financed Shares released must equal the number of Financed Shares held immediately before any release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid for the Plan Year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years. The number of future years under the loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under an Exempt Loan is variable, the interest to be paid in the future years must be computed by using the interest rate applicable as of the end of the Plan Year.

(2)	Special Rule. The Fund Advisory Committee, acting in accordance with a resolution of the Board of Directors, may direct at the time the Exempt Loan is obtained (or the terms of the Exempt Loan may provide) that Financed Shares will be released from the Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Exempt Loan. This method may be used only to the extent that the following conditions are satisfied: (i) the Exempt Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; (ii) interest included in any payment on the Exempt Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (iii) the entire duration of the Exempt Loan repayment period does not exceed ten years, even in the event of a renewal, extension, or refinancing of the Exempt Loan.

(e)	Repayment of Exempt Loan. The payments of principal and interest on an Exempt Loan (other than payments made pursuant to subsection 19.12(g), below, by reason of a default) shall be made by the Trustee (as directed by the Fund Advisory Committee) only from Employer Contributions to the ESOP (other than contributions of Shares), from earnings attributable to such Employer Contributions, and from any dividends received by the Trust on the Shares held by the ESOP (including earnings on such dividends). The Trustee shall account separately for such Employer Contributions, earnings, and dividends until the Exempt Loan is repaid. To the extent that dividends on Shares are used to repay the Exempt Loan in accordance with subsection 19.10, above, such dividends shall be used first to repay the principal amount of the Exempt Loan; dividends shall be used to pay interest on the Exempt Loan only to the extent that the aggregate amount of the dividends used to repay the Exempt Loan in any Plan Year exceeds the amount of the principal payment due on the Exempt Loan for that Plan Year.

(f)	Allocations to ESOP Accounts. The Shares that are released from a Suspense Account in any Plan Year shall be allocated to Participants’ and beneficiaries’ ESOP Accounts as follows:

(1)	Each Participant’s or beneficiary’s ESOP Account shall be credited with

(A)	Shares whose fair market value (determined as of the date of allocation to the ESOP Account, based upon the mean between the highest and lowest quoted selling price per share for a 100-share lot of Eli Lilly and Company Common Stock on the composite tape of New York Stock Exchange issues) equals the value of the cash dividends used to repay an Exempt Loan, to the extent that such dividends were paid with respect to the Shares allocated to the Participant’s or beneficiary’s ESOP Account for the Plan Year; and

(B)	Shares whose fair market value (determined as of the date of allocation to the ESOP Account, based upon the mean between the highest and lowest quoted selling price per share for a 100-share lot of Eli Lilly and Company Common Stock on the composite tape of New York Stock Exchange issues) equals the value of the Employer Contribution that such Participant is eligible to receive under the ESOP for the Plan Year (reduced by the amount of any Employer Contribution that the Participant has received or is entitled to receive under the Profit-Sharing Plan for the Plan Year, and by the amount of any Employer Contribution that is allocated directly to the Participant’s ESOP Account for the Plan Year).

The order of allocation of Shares pursuant to this subparagraph

(1)	shall be determined by the Board of Directors or the Fund Advisory Committee.

(2)	Any Shares remaining after the allocations described in subparagraph (1), above, shall be used to provide an additional Employer Contribution for the Plan Year, calculated by increasing the Matching Contribution percentage under subsection 19.04(a) to the extent necessary to provide for the allocation of such Shares to Participants’ ESOP Accounts.

Except as provided in the following paragraph, the Shares released from a Suspense Account for any Plan Year shall be allocated to Participants’ and beneficiaries’ ESOP Accounts on (or as soon as practicable after) the allocation date for the Matching Contribution or dividend to which the released Shares are attributable. In no event shall Shares released from a Suspense Account be allocated as of a date later than the end of the Plan Year in which the Exempt Loan payment is made.

If the Trustee uses a Employer Contribution to make a payment on an Exempt Loan after the end of a Plan Year but on or before the time prescribed in Section 404(a)(6) of the Code, the Fund Advisory Committee may direct that some or all of the Shares released from a Suspense Account by reason of the payment shall be applied to satisfy the Employer Contribution obligation for the Plan Year preceding the Plan Year in which the payment is made, and that the Shares so applied shall be allocated to Participants’ ESOP Accounts as of the end of such preceding Plan Year.

If the Shares released from a Suspense Account in any Plan Year are not sufficient to provide the allocations described in paragraphs (1)(A) or (B), above, the Employers shall make an additional contribution to the ESOP in an amount sufficient to complete such allocations. The total amount of any forfeitures arising pursuant to subsection 10.01(a) for a Plan Year, to the extent that such forfeitures have not previously been allocated to a Participant’s or beneficiary’s account or used to repay an Exempt Loan, shall be treated as part of the additional contribution described in the preceding sentence. An additional contribution made in order to provide the allocation described in paragraph (1)(A), above, shall be treated as a dividend; an additional contribution made in order to provide the allocation described in paragraph (1)(B), above, shall be treated as an Employer Contribution, in accordance with subsection 19.04(c) hereof.

(g)	Requirements in the Event of Default. In the event of default on the Exempt Loan, the value of the ESOP assets transferred in satisfaction of the Exempt Loan shall not exceed the amount of the default. If the lender is a party in interest (as defined in Section 3(14) of ERISA) or a disqualified person (as defined in Section 4975(e)(2) of the Code), the Exempt Loan shall provide for a transfer of ESOP assets on default only upon and to the extent of the failure of the ESOP to meet the payment schedule of the Exempt Loan; provided that a party in interest or disqualified person shall not be considered a “lender” for the purposes of this sentence solely because such party in interest or disqualified person guaranteed the Exempt Loan.

(h)

Put Options. Except as provided in this paragraph (h), no employer security acquired with the proceeds of an Exempt Loan shall be subject to a put, call, or other option, or to a buy-sell or similar arrangement, while it is held by and when it is distributed from the ESOP. If an employer security acquired with the proceeds of an Exempt Loan is not publicly traded when distributed, or if it is subject to a trading limitation when distributed, the security shall be subject to a put option that permits the Participant or beneficiary to resell the security to the Company during the 15-month period following the distribution of the security. The provisions of this paragraph (h) shall apply whether or not the ESOP is an employee stock ownership plan at the time the security is held or distributed.

(i)	Multiple Exempt Loans.

(1)	Amortization and Share Release. If there is more than one Exempt Loan outstanding, the Fund Advisory Committee shall direct the Trustee either (i) to amortize each Exempt Loan separately, or (ii) to aggregate the principal and interest payments calculated separately with respect to two or more outstanding Exempt Loans and to amortize the Exempt Loans so aggregated as if they were a single Exempt Loan. If the Fund Advisory Committee elects to amortize two or more outstanding Exempt Loans as if they were a single Exempt Loan, the Fund Advisory Committee shall aggregate the Financed Shares purchased with the proceeds of each Exempt Loan in order to determine the number of Shares released from the Suspense Account and allocated to Participants’ and beneficiaries’ ESOP Accounts for any year with respect to the aggregated Exempt Loans.

(2)	Share Allocation. The Fund Advisory Committee may allocate the Shares purchased with each Exempt Loan in proportion to the payments of principal and interest made with respect to that Exempt Loan, or the Fund Advisory Committee may direct the Trustee to allocate the Shares purchased with one Exempt Loan more rapidly that the Shares purchased with another Exempt Loan; or the Fund Advisory Committee may direct the Trustee, to the extent not prohibited by the terms of the Exempt Loan, to release from the Suspense Account and allocate such Shares to Employee’s and beneficiaries’ ESOP Accounts on a monthly, bimonthly or quarterly basis during a year in advance of a scheduled payment of principal or interest on an Exempt Loan for such year; provided, however, that the Fund Advisory Committee’s method of attributing the Shares allocated for a given year to a particular Exempt Loan shall satisfy, and the number of all Shares released and allocated to accounts for such year equals the number of Shares necessary to satisfy Section 54.4975- 7(b)(8) of the Treasury regulations and Section 19.12(d) for such year.

(3)

Eligible Collateral. To the extent permitted by applicable law, the Fund Advisory Committee may, from time to time, determine the number of Financed Shares remaining in the Suspense Account that are pledged (or that are eligible to be pledged) as collateral for a particular Exempt Loan; provided, however, that the number of Financed Shares that are pledged (or eligible to be pledged) as collateral for a particular Exempt Loan shall not exceed the number of Financed Shares that would be pledged (or eligible to be pledged) if the Fund Advisory Committee had allocated the Shares purchased with each Exempt Loan in proportion to the payments of principal and interest made with respect to the Exempt Loan. When the Fund Advisory Committee makes a determination described in this subparagraph (3), the Fund Advisory Committee shall communicate the number of Financed Shares pledged (or eligible to be pledged) as collateral for a particular Exempt Loan to the Trustee, and the Trustee may rely on such communications.

19.13. Other Securities Acquisition Loans.

Notwithstanding any other provision of the ESOP, if the Company or an affiliate receives a loan that is designed to qualify as a “securities acquisition loan” within the meaning of Section 133(b)(1)(B) of the Code, and if, within 30 days, Shares are transferred to the ESOP in an amount equal to the proceeds of such loan, such Shares shall be allocable to the accounts of Participants within one year of the date of such loan. A securities acquisition loan described in this subsection 19.13 shall not be an Exempt Loan, and shall not be subject to the requirements of subsection 19.12, above.

19.14. Distribution of ESOP Accounts.

(a)	Withdrawals. A Participant may withdraw amounts from his ESOP Account in accordance with Section VIII of the Plan. A Participant may elect to receive any withdrawal described in this subsection (a) in the form of Shares rather than in cash.

(b)	Cash-Outs. For purposes of determining, pursuant to Section X, whether a Participant’s vested accrued benefit exceeds $1,000, the Participant’s ESOP Account shall not be considered separately, but shall be included with the other portions of his Participant’s Account.

(c)	Distributions in Shares. A Participant or beneficiary may elect, pursuant to Section XI hereof, to receive the distribution of the Participant’s ESOP Account in Shares rather than in cash; provided that the Trustee shall distribute fractional Shares in cash rather than in Shares.

(d)	Post-Retirement Withdrawals. A retired Participant who has elected to defer commencement of the distribution of his Participant’s Account may make periodic withdrawals from his ESOP Account pursuant to subsection 10.01(b)(3) of the Plan.

19.15. Withdrawal Rights.

A Participant may withdraw his Employer Contributions (and earnings thereon) from his ESOP Account subject to the same rules as apply to withdrawals of Employer Contributions (and earnings thereon) from the Participant’s Account under Section VIII of the Plan. A Participant may elect to receive any withdrawal described in this subsection (a) in the form of Shares rather than in cash.

19.16. Voting and Tendering of Company Securities.

A Participant shall be entitled to vote or tender the Shares allocated to his ESOP Account in accordance with the rules set forth in subsections 14.08 and 14.09 of the Plan.

SECTION XX. LOANS

20.01. Availability.

Loans shall be available to Participants who are actively employed and to such other classes of Participants as the Employee Benefits Committee may designate in accordance with a written loan program established by the Employee Benefits Committee. A Participant’s total amount of outstanding indebtedness to the Plan may not exceed the least of:

(a)	fifty thousand dollars ($50,000) reduced by the remainder (if any) of the highest outstanding balance of loans from the Plan during the twelve (12) month period ending on the day before the date on which such loan was made, less the outstanding balance of loans from the Plan on the date on which the new loan is made;

(b)	fifty percent (50%) of his vested Participant’s Account;

(c)	the sum of the amounts available under subsection 20.02, below; or

(d)	ninety percent (90%) of the portion of his Participant’s Account that is attributable to Salary Reduction Contributions and the Rollover Account.

All loans shall be made in accordance with the limitations of Section 72(p) of the Code and the regulations thereunder and Section 408(b)(1) of ERISA and the regulations thereunder, and shall be administered in accordance with the written loan program established by the Employee Benefits Committee. The written loan program shall include (but not be limited to) the procedures for applying for a loan, the requirements for receiving a loan, including any required fees, the terms and conditions relating to loans, the procedure for determining a reasonable rate of interest, the types of collateral that may be used to secure a loan, and the events constituting default of a loan.

20.02. Source of Loan Amounts.

A loan to a Participant shall be effected through the transfer of the amount to be loaned from the Participant’s Account to the Loan Fund. The amount so transferred shall then be loaned to the Participant. The transfers from the Participant’s Account to the Loan Fund shall be made in the following order:

(a)	amounts credited to the portion of the Participant’s Profit-Sharing Account attributable to Salary Reduction Contributions and earnings thereon;

(b)	amounts credited to the Participant’s Rollover Account;

(c)	amounts credited to the portion of the Participant’s Profit-Sharing Account attributable to Employee Contributions and earnings thereon that has accrued after December 31, 1986; and

(d)	amounts credited to the portion of the Participant’s Profit-Sharing Account attributable to Employee Contributions and earnings thereon that had accrued in the Plan as of December 31, 1986.

Loans shall not be available from amounts credited to a Participant’s ESOP Account, PAYSOP Account, or the portion of the Participant’s Profit-Sharing Account attributable to Employer Contributions and earnings thereon. If the portion of the Participant’s Account that is to be withdrawn is invested in more than one Fund, then amounts will be withdrawn from each Fund in the order established by the Employee Benefits Committee.

SECTION XXI. SPECIAL PROVISIONS FOR FORMER EMPLOYEES

OF APPLIED MOLECULAR EVOLUTION, INC.

21.01. Merger of Applied Molecular Evolution, Inc. 401(k) Plan.

(a)	Merger. Effective as of June 1, 2004, the assets and liabilities of the Applied Molecular Evolution, Inc., 401(k) Plan (“AME Plan”) shall be merged into the Plan. The merger shall satisfy the requirements of Section 414(l) of the Code. The assets of the AME Plan shall be transferred to the Trustee (the “AME Transferred Amounts”) and merged with the Plan as soon as administratively feasible on or after such date.

(c)	Allocation of AME Transferred Amounts. The portion of the AME Transferred Amounts representing a Participant’s before-tax contributions (and earnings thereon) shall be allocated to the Participant’s Salary Reduction Contributions Account; qualified non-elective contributions (and earnings thereon) shall be allocated to the Participant’s Salary Reduction Contributions Account as earnings; rollover contributions (and earnings thereon) shall be allocated to the Participant’s Rollover Account; and matching and profit-sharing contributions (and earnings thereon) shall be allocated to the Company Account. Initially, the AME Transferred Amounts will be invested in the Stable Income Fund. Participants may redirect the investment of the AME Transferred Amounts into other Funds in accordance with Section V as soon as practicable thereafter.

21.02. Vesting of AME Transferred Amounts.

A Participant shall be100% vested in his or her AME Transferred Amounts.

21.03. Vesting of Employer Contributions.

Employer Contributions (and earnings thereon) made to the Plan on or after June 1, 2004, on behalf of any former Applied Molecular Evolution, Inc. employee who becomes an Employee of an Employer as of June 1, 2004, shall be fully vested.

21.04 Disabled Participants.

A former employee of Applied Molecular Evolution, Inc., shall be treated as a Disabled Employee to the extent such individual was treated as disabled for purposes of the AME Plan as of May 31, 2004.

SECTION XXII. MERGER WITH THE CONTROL DIABETES SERVICES, INC.

EMPLOYEE SAVINGS PLAN

22.01. Merger of Control Diabetes Services, Inc. Employee Savings Plan.

(a)	Merger. Effective as of September 1, 2004, the assets and liabilities of the Control Diabetes Services, Inc. Employee Savings Plan (“CDS Plan”) shall be merged into the Plan. The merger shall satisfy the requirements of Section 414(l) of the Code. The assets of the CDS Plan shall be transferred to the Trustee (the “CDS Transferred Amounts”) and merged with the Plan as soon as administratively feasible on or after such date.

(b)	Allocation of CDS Transferred Amounts. The CDS Transferred Amounts representing a Participant’s before-tax contributions (and earnings thereon) shall be allocated to the Participant’s Salary Reduction Contributions Account, and rollover contributions (and earnings thereon) shall be allocated to the Participant’s Rollover Account. Initially, the CDS Transferred Amounts will be invested in the same funds as were invested under the CDS Plan. Participants may redirect the investment of the CDS Transferred Amounts into other Funds in accordance with Section V as soon as practicable thereafter.

22.02. Eligibility.

Any employee of Control Diabetes Services, Inc. on August 31, 2004 shall become a Participant in the Plan as of September 1, 2004.

22.03. Vesting of Employer Contributions.

Employer Contributions (and earnings thereon) made to the Plan on or after September 1, 2004, on behalf of any Control Diabetes Services, Inc. employee who becomes an Employee of an Employer as of September 1, 2004, shall be fully vested.

22.04. Loans.

Any loan outstanding under the CDS Plan as of August 31, 2004 shall be transferred to the Plan and treated as a loan under Section XX, subject to the existing repayment terms.

22.05. Distribution Upon Retirement.

Upon retirement of the Participant at or after age sixty-five (65), he may elect to have his Account distributed in any of the payment options described in subsection 10.01(a)(3).

22.06. Distribution in Case of Sale or Other Disposition of Assets or Stock.

For purposes of subsection 10.01(d), the rules in part (1) apply if the Employee has not attained age sixty-five (65) at the time he becomes employed by the Successor Employer, and the rules in part (2) apply if the Employee has attained age sixty-five (65) at such time.

SECTION XXIII. MERGER WITH THE HYPNION, INC. 401(K)

SAVINGS & RETIREMENT PLAN

23.01. Merger of Hypnion, Inc. 401(k) Savings & Retirement Plan.

(a)	Merger. Effective as of December 31, 2007, the assets and liabilities of the Hypnion, Inc. 401(k) Savings & Retirement Plan (the “Hypnion Plan”) shall be merged into the Plan. The merger shall satisfy the requirements of Section 414(l) of the Code. The assets of the Hypnion Plan shall be transferred to the Trustee (the “Hypnion Transferred Amounts”) and merged with the Plan as soon as administratively feasible on or after such date.

(b)	Allocation of Hypnion Transferred Amounts. The Hypnion Transferred Amounts representing a participant’s before-tax contributions (and earnings thereon) shall be allocated to the Participant’s Salary Reduction Contributions Account, and rollover contributions (and earnings thereon) shall be allocated to the Participant’s Rollover Account. Initially, the Hypnion Transferred Amounts will be invested in the applicable LifePath Portfolio, unless the Participant elects otherwise in accordance with procedures set forth by the Employee Benefits Committee. Participants may redirect the investment of the Hypnion Transferred Amounts into other Funds in accordance with Section V as soon as practicable thereafter.

23.02. Eligibility.

Any participant (or former participant with a positive account balance) of the Hypnion Plan on December 30, 2007 shall become a Participant in the Plan as of December 31, 2007.

23.03. Loans.

Any loan outstanding under the Hypnion Plan as of December 30, 2007 shall be transferred to the Plan and treated as a loan under Section XX, subject to the existing repayment terms.

23.04. In-Service Distributions.

The limitation on in-service distributions set forth in subsection 9.01 of the Plan does not apply to the Hypnion Transferred Amounts (and earnings thereon).

SECTION XXIV. MERGER WITH THE SGX PHARMACEUTICALS, INC. 401(K) PLAN

24.01. Merger of SGX Pharmaceuticals, Inc. 401(k) Plan.

(a)	Merger. Effective as of December 31, 2009, the assets and liabilities of the SGX Pharmaceuticals, Inc. 401(k) Plan (the “SGX Pharmaceuticals Plan”) shall be merged into the Plan. The merger shall satisfy the requirements of Section 414(l) of the Code. The assets of the SGX Pharmaceuticals Plan (the “SGX Pharmaceuticals Transferred Amounts”) shall be transferred to the Trustee and merged with the Plan as soon as administratively feasible on or after such date.

(b)	Allocation of SGX Pharmaceuticals Transferred Amounts. The SGX Pharmaceuticals Transferred Amounts representing a participant’s before-tax contributions (and earnings thereon) shall be allocated to the Participant’s Salary Reduction Contributions Account, rollover contributions (and earnings thereon) shall be allocated to the Participant’s Rollover Account, although such Transferred Amounts shall be accounted for separately within such Accounts. Initially, the SGX Pharmaceuticals Transferred Amounts will be invested in the applicable target date portfolio, unless the Participant elects otherwise in accordance with procedures set forth by the Employee Benefits Committee. Participants may redirect the investment of the SGX Pharmaceuticals Transferred Amounts into other Funds in accordance with Section V as soon as practicable thereafter.

24.02. Eligibility.

Any participant (or former participant with a positive account balance) of the SGX Pharmaceuticals Plan as of 3 p.m. Eastern Standard Time on December 31, 2009 shall become a Participant in the Plan following that time as of December 31, 2009.

24.03. Loans.

Any loan outstanding under the SGX Pharmaceuticals Plan as of December 30, 2009 shall be transferred to the Plan and treated as a loan under Section XX, subject to the existing repayment terms.

24.04. In-Service Distributions.

The limitation on in-service distributions set forth in subsection 9.01 of the Plan does not apply to the SGX Pharmaceuticals Transferred Amounts.

SECTION XXV. SPECIAL PROVISIONS FOR EMPLOYEES OF

LILLY VENTURES MANAGEMENT COMPANY, LLC

25.01. Participants Subject to Special Provisions.

This Section XXV shall apply only to Participants who are Employees of Lilly Ventures Management Company, LLC.

25.02. Elective Transfer of Participants’ Accounts.

(a)	Effective as of a date to be determined by the Employee Benefits Committee, a Participant described in subsection 25.01, above, may elect to have his Participant’s Account transferred to a new tax-qualified plan to be established by Lilly Ventures Management Company, LLC in accordance with Sections 401(a) and 401(k) of the Code (LVMC Plan) as soon as practicable after his election is received by the Employee Benefits Committee.

(b)	An election to transfer his Participant’s Account shall not be effective unless it is communicated to the Employee Benefits Committee.

(c)	An election described in this subsection 25.02 shall apply to a Participant’s entire account balance, including any outstanding loan balance. No Participant shall be eligible to elect to have part, but not all, of his account balance transferred to the LVMC Plan.

(d)	If a Participant dies after he has elected to transfer his Participant’s Account in accordance with this subsection 25.02, but before his Participant’s Account and the corresponding assets have been transferred to the LVMC Plan, the Participant’s election to transfer his Participant’s Account shall be ineffective, and the Participant’s Account shall be distributed to his beneficiary in accordance with subsection 10.02 of the Plan.

25.03. Conditions for Transfers.

(a)	Each transfer made pursuant to this Section XXV shall be made in accordance with Section 414(l) of the Code.

(b)	Notwithstanding any other provision of this Section XXV, no transfer shall be made to the LVMC Plan if the Employee Benefits Committee determines (i) that the transfer would not satisfy the requirements of Section 414(l) of the Code, (ii) that the LVMC Plan is not qualified under Section 401(a) of the Code or that the related trust is not tax-exempt under Section 501(a) of the Code, or (iii) that the LVMC Plan has not been amended to accept such transfers.

(c)	Each transfer of assets made pursuant to this Section XXV shall be made in cash only: no Shares or other property shall be transferred from the Plan to the LVMC Plan.

25.04. Applicability of Plan Provisions.

Except as provided in this Section XXV, Participants described in subsection 25.01, above, shall be treated for all purposes under the Plan as other Participants who have ceased to be employed by an Employer are treated; provided, however, that solely for the purpose of determining whether a Participant is eligible to receive a distribution of his Participant’s Account pursuant to Section X of the Plan, such Participant shall not be deemed to have terminated his employment until he has terminated his employment with Lilly Ventures Management Company, LLC and with each member of the controlled group of corporations of which Lilly Ventures Management Company, LLC is a member.